                                                                EXHIBIT 10.1





                          SALE AND SERVICING AGREEMENT


                                     among


                     FIRST ENTERPRISE SECURITIZATION CO. II
                                     Issuer


                     FIRST ENTERPRISE FINANCIAL GROUP, INC.
                   In its individual capacity and as Servicer

                      FIRST ENTERPRISE ACCEPTANCE COMPANY
             In its individual capacity and as Initial Subservicer

                                      and


                             LASALLE NATIONAL BANK
                                Backup Servicer


                                  dated as of
                                 August 1, 1997


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                               TABLE OF CONTENTS

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ARTICLE I  DEFINITIONS
  Section 1.1.  Definitions . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 1
  Section 1.2.  Usage of Terms  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  17
  Section 1.3.  Calculations  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  17
  Section 1.4.  Section References  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  18
  Section 1.5.  No Recourse . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  18
  Section 1.6.  Material Adverse Effect . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  18

ARTICLE II  CONVEYANCE OF RECEIVABLES AND OTHER CONVEYED PROPERTY
  Section 2.1.  Purchase and Sale of Receivables and Other Conveyed Property. . . . . . . . . . . . . . . . . . . . .  18
  Section 2.2.  Custody of Receivable Files . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  19
  Section 2.3.  Conditions Precedent  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  21
  Section 2.4.  Representations and Warranties of each Seller . . . . . . . . . . . . . . . . . . . . . . . . . . . .  23
  Section 2.5.  Repurchase of Receivables Upon Breach of Warranty  . . . . . . . . . . . . . . . . . . . . . . . . . . 25
  Section 2.6.  Issuer's Assignment of Administrative Receivables and Warranty Receivables . . . . . . . . . . . . . . 26
  Section 2.7.  Collecting Lien Certificates  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  26
  Section 2.8.  Protection of Right, Title and Interest . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  26
  Section 2.9.  Costs and Expenses  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  28
  Section 2.10. Delivery of Receivable Files  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  28
  Section 2.11. Restrictions on Liens . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  28
  Section 2.12. Sale  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  29
  Section 2.13. Indemnification By Each Seller  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  29
  Section 2.14. Representations and Warranties of the Issuer  . . . . . . . . . . . . . . . . . . . . . . . . . . . .  31
  Section 2.15. Nonpetition Covenant  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  32
  Section 2.16. Covenants Regarding UCC-2 and UCC-3 Filing  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  33

ARTICLE III  ADMINISTRATION AND SERVICING OF RECEIVABLES
  Section 3.1.  Duties of the Servicer  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  33
  Section 3.2.  Collection of Receivable Payments; Modifications of Receivables . . . . . . . . . . . . . . . . . . .  34
  Section 3.3.  Realization Upon Receivables. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  36
  Section 3.4.  Insurance . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  37
  Section 3.5.  Maintenance of Security Interests in Vehicles . . . . . . . . . . . . . . . . . . . . . . . . . . . .  37
  Section 3.6.  Covenants, Representations and Warranties of Servicer . . . . . . . . . . . . . . . . . . . . . . . .  39
  Section 3.7.  Purchase of Receivables Upon Breach of Covenant  . . . . . . . . . . . . . . . . . . . . . . . . . . . 43
  Section 3.8.  Servicing Fee; Payment of Certain Expenses by Servicer . . . . . . . . . . . . . . . . . . . . . . . . 43
  Section 3.9.  Servicer's Certificate  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  44
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  Section 3.10. Annual Statement as to Compliance; Notice of Servicer Termination Event . . . . . . . . . . . . . . .  44
  Section 3.11. Annual Independent Accountants' Report  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  45
  Section 3.12. Access to Certain Documentation and Information Regarding Receivables  . . . . . . . . . . . . . . .   46
  Section 3.13. Monthly Tape  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  46
  Section 3.14. Retention and Termination of Servicer . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  47
  Section 3.15. Duties of the Servicer under the Indenture  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  47
  Section 3.16. Fidelity Bond and Errors and Omissions Policy . . . . . . . . . . . . . . . . . . . . . . . . . . . .  49

ARTICLE IV  DISTRIBUTIONS; STATEMENTS TO NOTEHOLDERS
  Section 4.1.  Trust Accounts  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  49
  Section 4.2.  Collections . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  50
  Section 4.3.  Application of Collections  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  51
  Section 4.4.  Net Deposits  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  52
  Section 4.5.  Additional Deposits . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  52
  Section 4.6.  Distributions . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  52
  Section 4.7.  Trustee as Agent  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  53
  Section 4.8.  Statements to Noteholders . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  53
  Section 4.9.  [Reserved]  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  54
  Section 4.10. Optional Deposits by the Security Insurer . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  54

ARTICLE V  THE SPREAD ACCOUNT
  Section 5.1.  Withdrawals from Spread Account in respect of Deficiency Claim Amount   . . . . . . . . . . . . . . .  55
  Section 5.2.  Withdrawals from Spread Account in respect of Noteholders' Excess Principal
                    Payment Amount or following the occurrence of an Insurer Default   . . . . . . . . . . . . . . . . 55

ARTICLE VI  SERVICER AS CUSTODIAN
  Section 6.1.  Duties of Servicer as Custodian . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  56
  Section 6.2.  Instructions; Authority to Act  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  57
  Section 6.3.  Custodian's Indemnification . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  57
  Section 6.4.  Effective Period and Termination  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  57

ARTICLE VII  SERVICER
  Section 7.1.  Liability of Servicer; Indemnities  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  58
  Section 7.2.  Merger or Consolidation of, or Assumption of the Obligations of the Servicer or Backup Servicer . . .  59
  Section 7.3.  Limitation on Liability of Servicer, Backup Servicer and Others  . . . . . . . . . . . . . . . . . . . 61
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  Section 7.4.  Delegation of Duties  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  61
  Section 7.5.  Servicer and Backup Servicer Not to Resign  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  62

ARTICLE VIII  SERVICER TERMINATION EVENTS
  Section 8.1.  Servicer Termination Event  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  63
  Section 8.2.  Consequences of a Servicer Termination Event  . . . . . . . . . . . . . . . . . . . . . . . . . . . .  64
  Section 8.3.  Appointment of Successor  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  66
  Section 8.4.  Notification to Noteholders . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  67
  Section 8.5.  Waiver of Past Defaults . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  67

ARTICLE IX  TERMINATION
  Section 9.1.  Optional Purchase of All Receivables  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  68

ARTICLE X  MISCELLANEOUS PROVISIONS
  Section 10.1. Amendment . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  68
  Section 10.2. Protection of Title to the Receivables and Other Conveyed Property  . . . . . . . . . . . . . . . . .  70
  Section 10.3. Governing Law . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  72
  Section 10.4. Severability of Provisions  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  72
  Section 10.5. Assignment  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  72
  Section 10.6. Third-Party Beneficiaries . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  72
  Section 10.7. Disclaimer by Security Insurer  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  73
  Section 10.8. Counterparts  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  73
  Section 10.9. Notices . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  73
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Exhibit A   Form of Assignment
Exhibit B   Servicer's Certificate
Exhibit C   Local Collection Account Banks


Schedule A   Schedule of Receivables
Schedule B   Representations and Warranties of the Servicer
Schedule C   Servicing Policies and Procedures of FEFG



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         THIS SALE AND SERVICING AGREEMENT, dated as of August 1, 1997, is made among First Enterprise Securitization Co. II, a Delaware corporation, as Issuer (the "Issuer"), First Enterprise Financial Group, Inc., an Illinois corporation, in its individual capacity and as Servicer (in its individual capacity, "FEFG"; in its capacity as Servicer, the "Servicer"), First
Enterprise Acceptance Company, in its individual capacity and as Initial Subservicer (in its individual capacity, "FEAC" and, collectively with FEFG, the "Sellers"; in its capacity as Initial Subservicer, the "Initial Subservicer") and LaSalle National Bank, a national banking institution, as Backup Servicer (the "Backup Servicer").

         In consideration of the mutual agreements herein contained, and of other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties agree as follows:


                                   ARTICLE I
                                  DEFINITIONS

         Section 1.1. Definitions. All terms defined in the Spread Account Agreement or the Indenture (each as defined below) shall have the same meaning in this Agreement. Whenever capitalized and used in this Agreement, the following words and phrases, unless the context otherwise requires, shall have the following meanings:

         Accountants' Report: The report of a firm of nationally recognized independent accountants described in Section 3.11.

         Accounting Date: With respect to a Payment Date, the last day of the Monthly Period immediately preceding such Payment Date.

         Actuarial Method: The methods of allocating a fixed level payment between principal and interest, pursuant to which the portion of such payment that is allocated to interest is the product of the fixed rate of interest multiplied by the unpaid principal balance multiplied by the fixed period of time (expressed as a fraction of a year) between scheduled payments.

         Administrative Receivable: With respect to any Monthly Period, a Receivable (including any Liquidated Receivable) which the Servicer is required to purchase pursuant to Section 3.7 on the Deposit Date with respect to such Monthly Period.

         Administration Agreement: The Administrative Services and Facilities Agreement by and between FEFG and the Issuer dated August 1, 1997.

         Affiliate: With respect to any Person, any other Person directly or indirectly controlling, controlled by, or under direct or indirect common control with such specified Person. For the purposes of this definition, "control" when used with respect to any specified Person, means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms "controlling" and "controlled" have meanings correlative to the foregoing.

         Aggregate Principal Balance: With respect to the Closing Date, the Cutoff Date Principal Balance, and with respect to any Determination Date, the sum of the Principal Balances (computed as of the related Accounting Date) for all Receivables (other than (i) any Receivable that became a Liquidated Receivable during the related Monthly Period, (ii) any Receivable that became a Purchased Receivable as of the related Accounting Date and (iii) in the sole discretion of the Security Insurer, any Receivable (other than a Purchased Receivable) that the Servicer was required to repurchase on or prior to the related Deposit Date).

         Agreement: This Sale and Servicing Agreement, all amendments and supplements thereto and all exhibits and schedules to any of the foregoing.

         Amount Available: With respect to any Payment Date, the sum of (i) the Available Funds for the immediately preceding Determination Date, plus (ii) the Deficiency Claim Amount, if any, received by the Trustee with respect to such Payment Date, plus (iii) the Policy Claim Amount, if any, received by the Trustee with respect to such Payment Date.

         Amount Financed: With respect to a Receivable, the aggregate amount initially advanced under such Receivable toward the purchase price of the Financed Vehicle and related costs, including amounts advanced in respect of accessories, insurance premiums, service and warranty contracts, other items customarily financed as part of retail automobile installment sale contracts or promissory notes, and related costs.

         Annual Percentage Rate or APR: With respect to a Receivable, the rate per annum of finance charges stated in such Receivable as the "annual percentage rate" (within the meaning of the Federal Truth-in-Lending Act); provided, however, that if after the Closing Date, the rate per annum with respect to a Receivable as of the Closing Date is reduced as a result of (i) an insolvency proceeding involving the Obligor or (ii) pursuant to the Soldiers' and Sailors' Civil Relief Act of 1940, Annual Percentage Rate or APR shall refer to such reduced rate.

         Applications:  As defined in Section 2.2(a).






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         Available Funds:  With respect to any Determination Date, the sum of
(i) the Collected Funds for such Determination Date, (ii) all amounts deposited in the Collection Account in respect of Purchased Receivables as of the related Deposit Date, and (iii) all income from investments of funds in the Trust Accounts during the prior Monthly Period.

         Backup Servicer: LaSalle National Bank, or any successor thereto pursuant to the terms of this Agreement.

         Business Day: Any day other than a Saturday, Sunday, legal holiday or other day on which commercial banking institutions in the States of New York, Illinois or the principal place of business of any successor Servicer, successor Issuer, successor Trustee or successor Collateral Agent, are authorized or obligated by law, executive order or governmental decree to be closed.

         Closing Date: August 28, 1997.

         Collateral Agent: The Spread Account Trustee named in the Spread Account Agreement, and any successor thereto pursuant to the terms of the Spread Account Agreement.

         Collected Funds: With respect to any Determination Date, the amount of funds in the Collection Account representing collections on the Receivables (including Liquidated Receivables and Purchased Receivables) during the related Monthly Period, including (i) all administrative fees, expenses and charges, late fees and other amounts paid by or on behalf of Obligors and (ii) all Liquidation Proceeds collected during the related Monthly Period (but excluding any Purchase Amounts).

         Collection Account: The account designated as the Collection Account in, and which is established and maintained pursuant to, Section 4.1(a) hereof.

         Collection Records: All manually prepared or computer generated records relating to collection efforts or payment histories with respect to the Receivables.

         Computer Tape: The computer tape or disks generated on behalf of the Issuer which provide information relating to the Receivables and which were used by the Sellers in selecting the Receivables conveyed to the Issuer hereunder.

         Corporate Trust Office: The principal office of the Trustee at which at any particular time its corporate trust business shall be administered, which office at the Closing Date is located at 135 South LaSalle Street, Chicago, Illinois 60674, Attention: ABS Trust Services - First Enterprise 1997-B; the Telecopy No.: (312) 904-2084.






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


         Cram Down Loss: With respect to a Receivable, if a court of appropriate jurisdiction in an insolvency proceeding has issued an order reducing the amount owed on a Receivable or otherwise modifying or restructuring the Scheduled Receivables Payments to be made on a Receivable, an amount equal to the excess of the principal balance of such Receivable immediately prior to such order over the greater of (a) the principal balance of such Receivable as so reduced and (b) the net present value (using as the discount rate the higher of the contract rate or the rate of interest, if any, specified by the court in such order) of the Scheduled Receivables Payments as so modified or restructured. A Cram Down Loss will be deemed to have occurred on the date of issuance of such order.

         Custodian: The Servicer and any other Person named from time to time as custodian in accordance with Article VI acting as agent for the Trustee, which Person must be acceptable to the Controlling Party.

         Cutoff Date: July 31, 1997.

         Cutoff Date Principal Balance:  $30,992,868.77.

         Dealer: A seller of Motor Vehicles that originated one or more of the Receivables and sold the respective Receivable, directly or indirectly, to any Seller under a Dealer Assignment.

         Dealer Agreement: An agreement between any Seller and a Dealer relating to the sale of retail installment sale contracts and installment notes to such Seller and all documents and instruments relating thereto.

         Dealer Assignment: With respect to a Receivable, the executed assignment executed by a Dealer conveying such Receivable to (i) the applicable Seller or (ii) the Other Company that subsequently conveyed the Receivable to the applicable Seller.

         Deficiency Claim Amount:  As defined in Section 5.1(a).

         Deficiency Claim Date: With respect to any Payment Date, the fourth Business Day immediately preceding such Payment Date.

         Deficiency Notice:  As defined in Section 5.1(a).

         Delinquency Ratio: With respect to any Determination Date, the fraction, expressed as a percentage, the numerator of which is equal to the sum of the Gross Receivable Balances (as of the related Accounting Date) of all Receivables (other than Repossessed Inventory Receivables, Liquidated Receivables and Purchased Receivables) with part or all of one or more scheduled payments more than 30 days past due as of the related Accounting Date and






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


the denominator of which is equal to the sum of the Gross Receivable Balances of all Receivables (other than Repossessed Inventory Receivables, Liquidated Receivables and Purchased Receivables) as of the related Accounting Date.

         Deposit Date: With respect to any Determination Date, the Business Day immediately preceding such Determination Date.

         Determination Date:  With respect to any Payment Date, the earlier of
(i) the fifth Business Day preceding such Payment Date and (ii) the eighth day of the calendar month in which such Payment Date occurs.

         Draw Date: With respect to any Payment Date, the third Business Day immediately preceding such Payment Date.

         Electronic Ledger: The electronic master record of the retail installment sales contracts or installment loans of any Seller.

         Eligible Investments: Any one or more of the following types of investments, excluding any security with the "r" symbol attached to the rating and all mortgage-backed securities:

                 (a) direct interest-bearing obligations of, and interest-bearing obligations guaranteed as to timely payment of principal and interest by, the United States or any agency or instrumentality of the United States the obligations of which are backed by the full faith and credit of the United States;

                 (b) demand or time deposits in, certificates of deposit of, demand notes of, or bankers' acceptances issued by any depository institution or trust company organized under the laws of the United States or any State and subject to supervision and examination by federal and/or State banking authorities (including, if applicable, the Trustee, the Issuer or any agent of either of them acting in their respective commercial capacities); provided that the short-term unsecured debt obligations of such depository institution or trust company (or, if such depository institution or trust company is LaSalle National Bank, the direct or indirect holding company thereof) at the time of such investment, or contractual commitment providing for such investment, are rated "A-1+" by Standard & Poor's and "P-1" by Moody's;

                 (c) short-term repurchase obligations pursuant to a written agreement (i) with respect to any obligation described in clause (a) above, where the Trustee has taken actual or constructive delivery of such obligation in accordance with Section 4.1, and (ii) entered into with the corporate trust department of a depository institution or trust company organized under the laws of the United States or any State thereof, the deposits of which are insured by the Federal Deposit Insurance Corporation and the short-term unsecured debt obligations of which are rated "A-1+" by Standard & Poor's and "P-1" by Moody's (including, if applicable, the Trustee, or any agent of the Trustee acting in its commercial capacity);

                 (d) short-term securities bearing interest or sold at a discount issued by any corporation incorporated under the laws of the United States or any State whose long-term unsecured debt obligations are assigned the highest credit rating by each Rating Agency at the time of such investment or contractual commitment providing for such investment; provided, however, that securities issued by any particular corporation will not be Eligible Investments to the extent that an investment therein will cause the then outstanding principal amount of securities issued by such corporation and held in the Trust Accounts to exceed 10% of the Eligible Investments held in the Trust Accounts (with Eligible Investments held in the Trust Accounts valued at par);

                 (e) commercial paper that (i) is payable in United States dollars and (ii) is rated in the highest credit rating category by each Rating Agency;

                 (f) if approved in writing by the Security Insurer, money market mutual funds that are rated in the highest credit rating category by Moody's and "AAAm" or "AAAm-g" by Standard & Poor's; or

                 (g) any other demand or time deposit, obligation, security or investment as may be acceptable to the Rating Agencies and the Controlling Party, as evidenced by the prior written consent of the Controlling Party and the Rating Agencies, as may from time to time be confirmed in writing to the Trustee by the Controlling Party; provided, however, that securities issued by any entity (except as provided in paragraph (a)) will not be Eligible Investments to the extent that an investment therein will cause the then outstanding principal amount of securities issued by such entity and held in the Trust Accounts to exceed $10 million (with Eligible Investments held in the Trust Accounts valued at par).

Eligible Investments may be purchased by or through the Trustee or any of its Affiliates.

         Eligible Servicer: FEFG, the Backup Servicer or another Person which at the time of its appointment as Servicer (i) is servicing a portfolio of motor vehicle retail installment sales contracts and/or motor vehicle installment loans, (ii) is legally qualified and has the capacity to service the Receivables,

(iii) has demonstrated the ability professionally and competently to service a portfolio of motor vehicle retail installment sales contracts and/or motor vehicle installment loans similar to the Receivables with reasonable skill and care, (iv) is qualified and entitled to use, pursuant to a license or other written agreement, the software which the Servicer uses in connection with performing its duties and responsibilities under this Agreement or otherwise has available software which is adequate to perform its duties and responsibilities under this Agreement, (v) has a minimum net worth of $50,000,000 and (vi) is acceptable to the Controlling Party.

         Excess Amounts: As determined, with respect to Series 1997-C Notes, pursuant to the terms of the Spread Account Agreement.

         Executive Officer: With respect to any Seller or the Issuer, the President, Chief Financial Officer or any Vice President thereof.

         Final Scheduled Payment Date: August 15, 2002 (or, if such day is not a Business Day, the next succeeding Business Day thereafter).

         Financed Vehicle: A Motor Vehicle, together with all accessories thereto, securing an Obligor's indebtedness under a Receivable.

         Indenture: The Indenture, dated as of August 1, 1997, between the Issuer and the Trustee, as the same may be amended and supplemented from time to time.

         Independent Accountants:  As defined in Section 3.11(a).

         Insolvency Event: With respect to a specified Person, (a) the entry of a decree or order for relief by a court having jurisdiction in the premises in respect of such Person or any substantial part of its property in an involuntary case under any applicable Federal or state bankruptcy, insolvency or other similar law now or hereafter in effect, or appointing a receiver, liquidator, assignee, custodian, trustee, sequestrator or similar official for such Person or for any substantial part of its property, or ordering the winding-up or liquidation of such Person's affairs, or the commencement of an involuntary case under the federal bankruptcy laws, as now or hereinafter in effect, or another present or future federal or state bankruptcy, insolvency or similar law and such case is not dismissed within 60 days; or (b) the commencement by such Person of a voluntary case under any applicable Federal or state bankruptcy, insolvency or other similar law now or hereafter in effect, or the consent by such Person to the entry of an order for relief in an involuntary case under any such law, or the consent by such Person to the appointment of or taking possession by a receiver, liquidator, assignee, custodian, trustee, sequestrator or similar official for such Person or for any substantial part of its property, or the making by such Person of any general assignment for the benefit of creditors, or the failure by such Person generally to pay its debts as such debts become due, or the taking of action by such Person in furtherance of any of the foregoing.

         Insurance Agreement: The Insurance and Indemnity Agreement, dated as of August 1, 1997, among the Security Insurer, the Issuer and the Sellers.

         Insurance Agreement Event of Default: An "Event of Default" as defined in the Insurance Agreement.

         Insurance Policy: With respect to a Receivable, any insurance policy benefiting the holder of the Receivable, providing loss or physical damage, credit life, credit disability, theft, mechanical breakdown or similar coverage with respect to the Financed Vehicle or the Obligor.

         Insurer Default: The occurrence and continuance of any of the following:

                 (a) the Security Insurer shall have failed to make a payment required under the Policy in accordance with its terms;

                 (b) The Security Insurer shall have (i) filed a petition or commenced any case or proceeding under any provision or chapter of the United States Bankruptcy Code or any other similar federal or state law relating to insolvency, bankruptcy, rehabilitation, liquidation or reorganization, (ii) made a general assignment for the benefit of its creditors, or (iii) had an order for relief entered against it under the United States Bankruptcy Code or any other similar federal or state law relating to insolvency, bankruptcy, rehabilitation, liquidation or reorganization which is final and nonappealable; or

                 (c) a court of competent jurisdiction, the New York Department of Insurance or other competent regulatory authority shall have entered a final and nonappealable order, judgment or decree (i) appointing a custodian, trustee, agent or receiver for the Security Insurer or for all or any material portion of its property or (ii) authorizing the taking of possession by a custodian, trustee, agent or receiver of the Security Insurer (or the taking of possession of all or any material portion of the property of the Security Insurer).

         Lien: Any security interest, lien, charge, pledge, preference, equity or encumbrance of any kind, including tax liens, mechanics' liens and any liens that attach by operation of law.

         Lien Certificate: With respect to a Financed Vehicle, an original certificate of title, certificate of lien or other notification issued by the Registrar of Titles of the applicable state to a secured party which indicates that the lien of the secured party on the Financed Vehicle is recorded on the original certificate of title. In any jurisdiction in which the original certificate of title is required to be given to the Obligor, the term "Lien Certificate" shall mean only a certificate or notification issued to a secured party.

         Liquidated Receivable: With respect to any Monthly Period, a Receivable, as to which (i) 60 days have elapsed since the Servicer repossessed the Financed Vehicle (net of any applicable redemption period), (ii) the Servicer has determined in good faith that all amounts it expects to recover have been received, (iii) all or any portion of a Scheduled Receivables Payment shall have become 120 days or more delinquent (or, if the Servicer has received a notice of commencement of case under chapter 13 of the United States Bankruptcy Code with respect to the Obligor of such Receivable, 180 days) or
(iv) such Receivable has been liquidated through the sale of the related Financed Vehicle.

         Liquidation Proceeds: With respect to a Liquidated Receivable, all amounts realized with respect to such Liquidated Receivable (other than amounts withdrawn from the Spread Account or drawn under the Policy) net of (i) reasonable expenses incurred by the Servicer in connection with the collection thereof and the repossession and disposition of the Financed Vehicle and (ii) amounts that are required to be refunded to the Obligor on such Liquidated Receivable; provided, however, that the Liquidation Proceeds with respect to any Liquidated Receivable shall in no event be less than zero.

         Local Collection Accounts: The accounts designated as the Local Collection Accounts in, and which are established and maintained pursuant to,
Section 4.2(a), for the deposit of collections with respect to receivables serviced by the Servicer, including the Receivables.

         Losses: As defined in Section 8.2.

         Monthly Period: With respect to a Payment Date or a Determination Date, the calendar month immediately preceding the month in which such Payment Date or Determination Date occurs (such calendar month being referred to as the "related" Monthly Period with respect to such Payment Date or Determination
Date).  With respect to an Accounting Date, the calendar month in which such

Accounting Date occurs is referred to herein as the "related" Monthly Period to such Accounting Date.

         Monthly Records: All records and data maintained by the Servicer with respect to the Receivables, including the following with respect to each
Receivable: the account number; the identity of the originating Dealer; Obligor name; Obligor address; Obligor home phone number; Obligor business phone number; original Principal Balance; original term; Annual Percentage Rate; current Principal Balance; current remaining term; origination date; first payment date; final scheduled payment date; next payment due date; date of most recent payment; collateral description; days currently delinquent; number of contract deferments (months) to date; amount of the Scheduled Receivables Payment; current Insurance Policy expiration date; and past due late charges, if any.

         Moody's:  Moody's Investors Service, Inc., or any successor thereto.

         Motor Vehicle:  A new or used automobile, van, minivan or light truck.

         MSI:  Military Services, Inc.

         Net Loss Ratio: With respect to any Determination Date, the fraction expressed as a percentage, the numerator of which is equal to 12 times the excess of (A) the sum of Principal Balances plus accrued interest of all Receivables (as of the related Accounting Date) which become Liquidated Receivables during the related Monthly Period over (B) the Liquidation Proceeds received by the Issuer during the related Monthly Period and the denominator of which is equal to the Aggregate Principal Balance as of the related Accounting Date.

         Note Balance: Initially, the original principal amount of Notes issued by the Issuer on the Closing Date, and as of any date of determination thereafter, the aggregate Outstanding principal balance of the Notes, unless otherwise specified, after giving effect to any distribution in respect of principal on the Notes on or prior to such date.

         Note Interest Rate: 6.485% per annum (computed on the basis of a 360-day year of twelve 30-day months).

         Note Majority: As of any date, Noteholders representing not less than 51% of the Note Balance as of such date.

         Note Payment Account: The account designated as such, established and maintained pursuant to Section 4.1(b).

         Note Pool Factor: With respect to any Payment Date, an eight-digit decimal figure equal to the Note Balance as of such Payment Date divided by the original Note Balance as of the Closing Date, taking into account disbursements made on such Payment Date.

         Noteholders or Holders:  Registered holders of Notes.

         Noteholders' Excess Principal Payment Amount: (A) With respect to each Payment Date on which an Insurer Default has occurred and is continuing, all funds on deposit in the Spread Account (other than amounts pledged in connection with another series of notes of the Issuer and after giving effect to the payments set forth in Section 4.6(i)-(iv)) and (B) with respect to each Payment Date (so long as an Insurer Default shall not have occurred and be continuing) to the extent of Excess Amounts with respect to such Payment Date:
(1) if such Payment Date is a Trigger Date but an Insurance Agreement Event of Default has not occurred as of such Payment Date, the lesser of (i) the amount such that the Aggregate Principal Balance as of the related Determination Date, plus the amount on deposit in the Spread Account on such Payment Date after giving effect to deposits required to be made to and distributions to be made from the Spread Account on such Payment Date in accordance with the terms of the Spread Account Agreement minus the Note Balance (after giving effect to distribution of the Noteholders' Principal Payment Amount with respect to such Payment Date) is equal to 21% of the Aggregate Principal Balance as of the related Determination Date and (ii) the Note Balance (after giving effect to distribution of the Noteholders' Principal Payment Amount with respect to such Payment Date); (2) if an Insurance Agreement Event of Default has occurred as of such Payment Date, the Note Balance (after giving effect to distribution of the Noteholders' Principal Payment Amount with respect to such Payment Date); and (3) if such Payment Date is not a Trigger Date and an Insurance Agreement Event of Default has not occurred as of such Payment Date, 0.

         Noteholders' Interest Carryover Shortfall: With respect to any Payment Date, the excess of the Noteholders' Monthly Interest Payment Amount for the preceding Payment Date and any outstanding Noteholders' Interest Carryover Shortfall on such preceding Payment Date, over the amount in respect of interest that was actually deposited in the Note Payment Account on such preceding Payment Date, plus interest on the amount of interest due but not paid to Noteholders on the preceding Payment Date, to the extent permitted by law, at the Note Interest Rate from such preceding Payment Date to the date prior to the current Payment Date.

         Noteholders' Interest Payment Amount: With respect to any Payment Date, the sum of the Noteholders' Monthly Interest Payment Amount for such Payment Date and the Noteholders' Interest Carryover Shortfall for such Payment Date.

         Noteholders' Monthly Interest Payment Amount: With respect to any Payment Date, 30 days' interest (or, in the case of the first Payment Date, interest accrued from and including the Closing Date to but excluding such Payment Date) at the Note Interest Rate on the Note Balance on the immediately preceding Payment Date, after giving effect to all payments of principal to Noteholders on such Payment Date (or, in the case of the first Payment Date, on the Closing Date).

         Noteholders' Monthly Principal Payment Amount: With respect to any Payment Date, the amount equal to the Noteholders' Percentage of the excess of
(i) the Aggregate Principal Balance as of the second preceding Accounting Date (after giving effect to all payments of principal on the Receivables during the related Monthly Period) or, with respect to the first Payment Date, the Cutoff Date Principal Balance over (ii) the Aggregate Principal Balance as of the immediately preceding Accounting Date (after giving effect to all payments of principal on the Receivables during the related Monthly Period).

         Noteholders' Percentage: 89%; provided, however, that the Noteholders' Percentage with respect to any Payment Date which is a Trigger Date shall equal 100% to the extent the quotient (expresses as a percentage) of the Note Balance divided by the Aggregate Principal Balance as of the immediately preceding Accounting Date (after giving effect to all payments of principal on the Receivables during the related Monthly Period) exceeds 89%.

         Noteholders' Principal Carryover Shortfall: As of the close of any Payment Date, the excess of the sum of the Noteholders' Monthly Principal Payment Amount and any outstanding Noteholders' Principal Carryover Shortfall from the preceding Payment Date over the amount in respect of principal that is actually deposited in the Note Payment Account on such Payment Date.

         Noteholders' Principal Payment Amount: With respect to any Payment Date (other than the Final Scheduled Payment Date), the sum of the Noteholders' Monthly Principal Payment Amount for such Payment Date, and any outstanding Noteholders' Principal Carryover Shortfall as of the close of business on the preceding Payment Date; provided, however, the Noteholders' Principal Payment Amount shall not exceed the Note Balance prior to the distribution on such Payment Date. The "Noteholders' Principal Payment Amount" on the Final Scheduled Payment Date will equal the Note Balance on the Final Scheduled Payment Date prior to the distribution on such Payment Date.

    Notes: 6.485% Fixed Rate Automobile Loan Notes issued pursuant to the Indenture.

         Obligor: The purchaser or the co-purchasers of the Financed Vehicle and any other Person or Persons who are primarily or secondarily obligated to make payments under a Receivable.

         Opinion of Counsel: A written opinion of counsel (who may be counsel to or an employee of the Servicer) acceptable in form and substance and from counsel acceptable to the Issuer and, if such opinion or a copy thereof is required to be delivered to the Trustee or the Security Insurer, reasonably acceptable (as to form, substance and identity of counsel) to the Trustee or the Security Insurer, as applicable.

         Original Pool Balance:  As of any date, the Cutoff Date Principal
Balance.

         Other Company: A company in the business of acquiring and servicing retail installment sale contracts or promissory notes for Motor Vehicles.

         Other Conveyed Property: All property, other than the Receivables, conveyed by the applicable Seller to the Issuer pursuant to this Agreement as set forth in Section 2.1(a)(2).

         Outstanding:  As defined in the Indenture.

         Payment Amount: With respect to a Payment Date, the sum of (i) the Available Funds for such Payment Date and (ii) the Deficiency Claim Amount, if any, received by the Trustee with respect to such Payment Date.

         Payment Date: The 15th day of each calendar month, or if such 15th day is not a Business Day, the next succeeding Business Day, commencing September 15, 1997 and including the Final Scheduled Payment Date.

         Person: Any legal person, including any individual, corporation, partnership, limited liability company, joint venture, estate, association, joint stock company, trust, unincorporated organization or government or any agency or political subdivision thereof, or any other entity.

         Placement Agency Agreement: The Placement Agency Agreement, dated as of August 25, 1997 among the Sellers, the Issuer and the Placement Agent.

         Placement Agent:  Banc One Capital Corporation.

         Policy: The financial guaranty insurance policy issued by the Security Insurer to the Trustee on behalf of the Noteholders, Policy No. 50620-N, including any endorsements thereto.

         Principal Balance: With respect to any Receivable, as of any date, the Amount Financed minus (i) that portion of all amounts received on or prior to such date and allocable to principal in accordance with the terms of the Receivable, and (ii) any Cram Down Loss in respect of such Receivable.

         Purchase Amount: With respect to a Receivable, the Principal Balance and all accrued and unpaid interest on the Receivable as of the Accounting Date on which the obligation to purchase such Receivable arises.

         Purchased Receivable: As of any Accounting Date, any Receivable (including any Liquidated Receivable) that became a Warranty Receivable or Administrative Receivable as of such Accounting Date (or which the Servicer elected to purchase as of an earlier Accounting Date, as permitted by Section
2.5 or 3.7), and as to which the Purchase Amount has been deposited in the Collection Account by the Servicer on or before the related Deposit Date.

         Rating Agency: Each of Moody's and Standard & Poor's, so long as such Persons maintain a rating on the Notes; and if either Moody's or Standard & Poor's no longer maintains a rating on the Notes, such other nationally recognized statistical rating organization selected by FEFG and the Note Majority and (so long as an Insurer Default shall not have occurred and be continuing) acceptable to the Security Insurer.

         Receivable: A retail installment sale contract or promissory note (and related security agreement) for a Motor Vehicle (and all accessories thereto) that is included in any Schedule of Receivables, and all rights and obligations under such a contract or note, but not including (1) any Liquidated Receivable (other than for purposes of calculating Noteholders' Payment Amounts hereunder and for the purpose of determining the obligations pursuant to
Section 2.5 and 3.7 to purchase Receivables), or (2) any Purchased Receivable on or after the Accounting Date immediately preceding the Deposit Date on which payment of the Purchase Amount is made in connection therewith pursuant to
Section 4.5.

         Receivable File: The documents, electronic entries, instruments and writings listed in Section 2.2 pertaining to a particular Receivable.

         Receivables Purchase Price: $30,992,868.77.

         Registrar of Titles: With respect to any state, the governmental agency or body responsible for the registration of, and the issuance of certificates of title relating to, motor vehicles and liens thereon.

         Related Documents: The Indenture, this Agreement, the Notes, the Policy, the Spread Account Agreement, the Insurance Agreement, the Administration Agreement, the Stock Pledge Agreement and the Placement Agency Agreement. The Related Documents executed by any party are referred to herein as "such party's Related Documents," "its Related Documents" or by a similar expression.

         Repossessed Inventory Receivable: A Receivable (other than a Liquidated Receivable or Purchased Receivable) for which the Financed Vehicle has been repossessed.

         Repossessed Inventory Receivables Ratio: With respect to any Determination Date, the fraction expressed as a percentage, the numerator of which is equal to the sum of the Gross Receivable Balances of all Repossessed Inventory Receivables as of the related Accounting Date and the denominator of which is the sum of the Gross Receivable Balances of all Receivables (other than Liquidated Receivables and Purchased Receivables) as of the related Accounting Date.

         Required Deposit Rating: A rating on short-term unsecured debt obligations of "P-1" by Moody's and at least "A-1" by Standard & Poor's (or such other rating as may be acceptable to the Rating Agencies and the Controlling Party).

         Responsible Officer: When used with respect to the Trustee, any officer within the Corporate Trust Office of the Trustee, including any Vice President, Assistant Vice President, Secretary or Assistant Secretary, or any other officer of the Trustee customarily performing functions similar to those performed by any of the above designated officers and also, with respect to a particular matter, any other officer to whom such matter is referred because of such officer's knowledge of and familiarity with the particular subject. When used with respect to any other Person that is not an individual, the President, any Vice-President or Assistant Vice-President or the Controller of such Person, or any other officer or employee having similar functions.

         Schedule of Receivables: With respect to each Seller, the schedule of retail installment sales contracts and promissory notes sold and transferred to the Issuer by such Seller pursuant to this Agreement which is attached hereto as Schedule A and to the Indenture as Exhibit A, as such schedule may be amended from time to time.

         Schedule of Representations: The Schedule of Representations and Warranties attached hereto as Schedule B.

         Scheduled Receivables Payment: With respect to any Monthly Period for any Receivable, the amount set forth in such Receivable as required to be paid by the Obligor in such Monthly Period. If after the Closing Date, the Obligor's obligation under a Receivable with respect to a Monthly Period has been modified so as to differ from the amount specified in such Receivable as a result of (i) the order of a court in an insolvency proceeding involving the Obligor, (ii) pursuant to the Soldiers' and Sailors' Civil Relief Act of 1940 or (iii) modifications or deferments of the Receivable permitted by Section 3.2(b), the Scheduled Receivables Payment with respect to such Monthly Period shall refer to the Obligor's payment obligation with respect to such Monthly Period as so modified.

         Security Insurer: Financial Security Assurance Inc., a monoline insurance company incorporated under the laws of the State of New York, or any successor thereto, as issuer of the Policy.

         Series: Any series of securities issued by the Issuer in connection with its purchase of additional pools of receivables from any Seller.

         Servicer: First Enterprise Financial Group, Inc., an Illinois corporation, its successor in interest pursuant to Section 8.2 or, after any termination of the Servicer upon a Servicer Termination Event, the Backup Servicer or any other successor Servicer.

         Servicer Extension Notice:  The notice delivered pursuant to Section
3.14.

         Servicer Termination Event:  An event described in Section 8.1.

         Servicer's Certificate: With respect to each Determination Date, a certificate, completed by and executed on behalf of the Servicer, in accordance with Section 3.9, substantially in the form attached hereto as Exhibit B.

         Servicing Fee: With respect to any Monthly Period, the fee payable to the Servicer for services rendered during such Monthly Period, which shall be equal to one-twelfth of the Servicing Fee Rate multiplied by the Aggregate Principal Balance with respect to the Determination Date falling in such Monthly Period; provided, however, that for the first Payment Date, the Servicing Fee shall equal the product of (i) 1/360, (ii) the number of days from the Cutoff Date through the Accounting Date immediately preceding such Payment Date, (iii) the Servicing Fee Rate, and (iv) the Aggregate Principal Balance as of the close of business on such Accounting Date.

         Servicing Fee Rate: 3.00% per annum, payable monthly at one-twelfth of the annual rate.

         Spread Account: The Series 1997-C Spread Account established and maintained pursuant to the Spread Account Agreement.

         Spread Account Agreement: The Master Spread Account Agreement, dated as of June 1, 1996, among the Security Insurer, the Issuer, First Enterprise Securitization Corp., FEFG, the Collateral Agent and the trustees specified therein, as the same may be amended, supplemented or otherwise modified in accordance with the terms thereof.

         Standard & Poor's: Standard & Poor's Ratings Services, or any successor thereto.

         Trigger Date: A Payment Date which occurs (i) on or after the date of occurrence of a Trigger Event and prior to the date, if any, on which such Trigger Event is Deemed Cured or (ii) on or after the date of occurrence of an Insurance Agreement Event of Default.

         Trigger Notice:  As specified in Section 5.2.

         Trust Accounts:  The meaning specified in Section 4.1(c).

         Trustee: The Person acting as Trustee under the Indenture, its successors in interest and any successor Trustee under the Indenture.

         UCC: The Uniform Commercial Code as in effect in the relevant jurisdiction.

         Warranty Receivable: With respect to any Monthly Period, a Receivable (including any Liquidated Receivable) which the Servicer has become obligated to repurchase pursuant to Section 2.5 on the Deposit Date with respect to such Monthly Period.

         Section 1.2. Usage of Terms. With respect to all terms used in this Agreement, the singular includes the plural and the plural the singular, words importing any gender include the other gender, references to "writing" include printing typing lithography, and other means of reproducing words in a visible form; references to agreements and other contractual instruments include all subsequent amendments thereto or changes therein entered into in accordance with their respective terms and not prohibited by this Agreement; references to Persons include their permitted successors and assigns; and the terms "include" or "including" mean "include without limitation" or "including without limitation."

         Section 1.3. Calculations. All calculations of the amount of interest accrued on the Notes and all calculations of the amount of the Servicing Fee shall be made on the basis of a 360-day year consisting of twelve 30-day months. All references to the Principal Balance of a Receivable as of an Accounting Date shall refer to the close of business on such day.

         Section 1.4. Section References. All references to Articles, Sections, paragraphs, subsections, exhibits and schedules shall be to such portions of this Agreement unless otherwise specified.

         Section 1.5. No Recourse. No recourse may be taken, directly or indirectly, under this Agreement or any certificate or other writing delivered in connection herewith or therewith, against any stockholder, officer, or director, as such, of any Seller, the Servicer, the Trustee, the Backup Servicer or the Issuer or of any predecessor or successor of any Seller, the Servicer, the Trustee, the Backup Servicer or the Issuer. By way of clarification, the foregoing sentence shall not limit recourse to any Seller for its obligations under this Agreement and the other Related Documents.

         Section 1.6. Material Adverse Effect. Whenever a determination is to be made under this Agreement as to whether a given event, action, course of conduct or set of facts or circumstances could or would have a material adverse effect on the Issuer or the Noteholders (or any similar or analogous determination), such determination shall be made without taking into account the insurance provided by the Policy.


                                   ARTICLE II
             CONVEYANCE OF RECEIVABLES AND OTHER CONVEYED PROPERTY

         Section 2.1. Purchase and Sale of Receivables and Other Conveyed Property. On the Closing Date, subject to the terms and conditions of this Agreement, each Seller agrees to sell to the Issuer, and the Issuer agrees to purchase from such Seller, the Receivables identified on such Seller's Schedule of Receivables and the Other Conveyed Property relating thereto. The conveyance to the Issuer of such Receivables and Other Conveyed Property relating thereto is intended as a sale free and clear of all liens and it is intended that the property of the Issuer shall not be part of any Seller's estate in the event of the filing of a bankruptcy petition by or against any Seller under any bankruptcy or similar law.

                 (a) Transfer of Receivables and Other Conveyed Property. On the Closing Date and simultaneously with the transactions to be consummated pursuant to the Indenture, each Seller shall sell, transfer, assign, grant, set over and otherwise convey to the Issuer, without recourse (subject to the obligations herein), (1) all right, title and interest of such Seller in and to the Receivables listed in the Schedule of Receivables delivered by such Seller, all monies received thereunder after the Cutoff Date and all Liquidation Proceeds and recoveries received with respect to such Receivables; and (2)(i) all right, title and interest of such Seller in and to the security interests in the Financed Vehicles granted by Obligors pursuant to the Receivables and any other interest of such Seller in such Financed Vehicles, including, without limitation, the certificates of title with respect to such Financed Vehicles; (ii) all right, title and interest of such Seller in and to any proceeds from claims on any repossession loss, physical damage, credit life and credit accident and health insurance policies covering such Financed Vehicles or the Obligors; (iii) all right, title and interest of such Seller in and to refunds for the costs of service contracts with respect to such Financed Vehicles, refunds of unearned premiums with respect to credit life and credit accident and health insurance policies covering an Obligor or Financed Vehicle or his or her obligations with respect to a Financed Vehicle and any recourse to Dealers for any of the foregoing; (iv) all right, title and interest of such Seller under the Dealer Agreements and Dealer Assignments as the same may relate to the Receivables; (v) the Receivable File related to each Receivable;
(vi) all right, title and interest of such Seller in all funds on deposit in the Trust Accounts, and all investments and proceeds thereof (including all income therein); and (vii) the proceeds of any and all of the foregoing (collectively, the "Other Conveyed Property").

                 (b) Receivables Purchase Price. In consideration for the Receivables and Other Conveyed Property described in Section 2.1(a), the Issuer shall, on the Closing Date, pay to the Sellers the Receivables Purchase Price. An amount equal to $545,115.29 and $27,626,466.36 of the Receivables Purchase Price shall be paid to FEFG and FEAC, respectively, in cash by federal wire transfer (same day) funds. The remaining $2,821,287.12 of the Receivables Purchase Price shall be deemed paid and returned to the Issuer and be considered a contribution to capital from FEFG.

                 (c) The Closing. The sale and purchase of the Receivables and the Other Conveyed Property shall take place at a closing (the "Closing") at the offices of Mayer, Brown & Platt, 190 South LaSalle Street, Chicago, Illinois 60603 on the Closing Date, simultaneously with the closing under the Indenture pursuant to which the Issuer shall (i) grant all of its right, title and interest in and to the Receivables and the Other Conveyed Property to the Trustee for the benefit of the Noteholders and (ii) issue the Notes.

         Section 2.2.  Custody of Receivable Files.

         (a) In connection with the sale, transfer and assignment of the Receivables and the Other Conveyed Property to the Issuer pursuant to this Agreement and simultaneously with the execution and delivery of this Agreement, the Trustee hereby revocably appoints FEFG (in its capacity as the Servicer) to act as Custodian, and the Servicer hereby accepts such appointment, to act as the agent of the Trustee as custodian of the following documents and/or instruments in its possession which shall be delivered to the Custodian as agent of the Trustee within ten days following the Closing Date (with respect to each Receivable):

                 The original credit application, or a copy thereof, of each Obligor, fully executed by each such Obligor on the applicable Seller's customary form, or on a form approved by such Seller, for such application (the "Applications").

         The Trustee may act as Custodian with respect to the foregoing documents and/or instruments, and shall act as custodian with respect to the following documents and/or instruments which shall be delivered to the Trustee on or prior to the Closing Date (with respect to each Receivable):

                 (i) The fully executed original of the Receivable (together with any agreements modifying the Receivable, as applicable, including without limitation any deferment agreements); and

                 (ii) The original certificate of title (when received) and otherwise such documents, if any, that the applicable Seller keeps on file in accordance with its customary procedures indicating that the Financed Vehicle is owned by the Obligor and subject to the interest of such Seller as first lienholder or secured party (including any Lien Certificate received by such Seller), or, if such original certificate of title has not yet been received, a copy of the application therefor, showing such Seller as secured party.

         To the extent that the Trustee acts as Custodian, it shall be deemed to have assumed the obligations of the Custodian specified in Article VI.

         (b) Upon payment in full of any Receivable, the Servicer will notify the Trustee pursuant to a certificate of an officer or authorized representative of the Servicer (which certificate shall include a statement to the effect that all amounts received in connection with such payments which are required to be deposited in the Collection Account pursuant to Section 3.1 have been so deposited) and shall request delivery of the Receivable and Receivable File to the Servicer. From time to time as appropriate for servicing and enforcing any Receivable, the Custodian or the Trustee, as the case may be, shall, upon written request of an officer or authorized representative of the Servicer and delivery to the Custodian or the Trustee, as the case may be, of a receipt signed by such officer or authorized representative, cause the original Receivable and/or the related Receivable File to be released to the Servicer. The Servicer's receipt of a Receivable and/or Receivable File shall obligate the Servicer to return the original Receivable and the related Receivable File to the Custodian or the Trustee, as the case may be, when its need by the

Servicer has ceased unless the Receivable is repurchased as described in
Section 2.5 or 3.7.

         Section 2.3.  Conditions Precedent.

         (a) Conditions to Purchase and Issuance by Issuer. The Issuer's obligation to purchase the Receivables and the Other Conveyed Property hereunder and to execute and deliver the Notes on the Closing Date is subject to the satisfaction of the following conditions on or before the Closing Date:

                 (i) Representations and Warranties True. The representations and warranties of each Seller and the Servicer hereunder shall be true and correct on the Closing Date with the same effect as if then made, and each Seller and the Servicer shall have performed all obligations to be performed by it hereunder on or prior to the Closing Date.

                 (ii) Computer Files Marked. Each Seller shall, at its own expense, on or prior to the Closing Date, indicate in its computer files that the Receivables have been sold to the Issuer pursuant to this Agreement and shall deliver to the Issuer a Schedule of Receivables, certified by the Chairman, the President, a Vice President or the Treasurer of such Seller to be true, correct and complete.

                 (iii) Receivable Files Delivered. The Trustee shall, at FEFG's expense, cause the Applications to be delivered to the Custodian within ten days following the Closing Date.

                 (iv)  Documents to be delivered by the Sellers at the Closing.

                          (A) The Assignment. At the Closing, each Seller will execute and deliver an Assignment, dated as of August 1, 1997, in substantially the form of Exhibit A hereto.

                          (B) Evidence of UCC-1 Filing. On or prior to the Closing Date, each Seller shall record and file, at its own expense, a UCC-1 financing statement in each jurisdiction in which required by applicable law, executed by such Seller, as seller or debtor, and naming the Issuer, as purchaser or secured party, naming the Receivables and the Other Conveyed Property conveyed hereafter as collateral, meeting the requirements of the laws of each such jurisdiction and in such manner as is necessary to perfect the sale, transfer, assignment and conveyance of such Receivables and Other Conveyed Property to the Issuer. Each Seller shall deliver a file-stamped copy, or other evidence satisfactory to the

                 Trustee of such filing, to the Trustee on or prior to the Closing Date.


                          (C) Evidence of Release of Liens. On or prior to the Closing Date, each Seller shall have had estoppel and release letters and related UCC-2 termination statements and/or UCC-3 amendment statements (for each appropriate jurisdiction), to release all security interests or similar rights of any Person in the Receivables and the Other Conveyed Property, including without limitation, the security interests in the Financed Vehicles securing the Receivables and any proceeds of such security interests or the Receivables, executed by each such Person and delivered to the Trustee. Upon closing, the Trustee shall release such UCC-2 termination statements and/or UCC-3 amendment statements to each Seller for filing pursuant to Section 2.16.

                          (D) Resolutions. Copies of resolutions of the Board of Directors of each Seller approving the execution, delivery and performance of this Agreement, the Related Documents and the transactions contemplated hereby and thereby, certified by a Secretary or an Assistant Secretary of such Seller.

                          (E) Evidence of Other Filings. Evidence that all filings (including, without limitation, UCC filings) required to be made by any Person and actions required to be taken or performed by any Person in any jurisdiction to give the Trustee a first priority perfected lien on, or ownership interest in, the Receivables and the Other Conveyed Property have been made, taken or performed.

                          (F) Policy and Spread Account Agreement. An executed copy of the Policy and the Spread Account Agreement (including the supplement thereto).

                          (G) Other Documents. At the closing, each Seller shall deliver such other documents as the Issuer may reasonably request.

                 (v) Other Transactions. The transactions contemplated by the Indenture and the Placement Agency Agreement shall be consummated on the Closing Date.

          (b) Conditions to Obligation of each Seller. The obligation of each Seller to sell the Receivables identified in such Seller's Schedule of Receivables to the Issuer is subject to the satisfaction of the following conditions:

                 (i) Representations and Warranties True. The representations and warranties of the Issuer hereunder shall be true and correct on the Closing Date with the same effect as if then made, and the Issuer shall have performed all obligations to be performed by it hereunder on or prior to the Closing Date.

                (ii) Receivables Purchase Price. At the Closing Date, the Issuer will deliver to the Sellers the Receivables Purchase Price as provided in Section 2.1(b). FEFG and FEAC hereby direct the Issuer to wire $545,115.29 and $27,626,466.36, respectively, of the Receivables Purchase Price pursuant to wire instructions to be delivered to the Issuer on or prior to the Closing Date.

         Section 2.4. Representations and Warranties of each Seller. Each Seller makes the following representations and warranties on which the Issuer relies in accepting the Receivables and the Other Conveyed Property and in executing and issuing the Notes and upon which the Security Insurer relies in issuing the Policy and upon which the Trustee has relied in authenticating the Notes. Unless otherwise specified, such representations and warranties speak as of the Closing Date, but shall survive the sale, transfer, and assignment of the Receivables to the Issuer and the pledge thereof to the Trustee pursuant to the Indenture.

         (a)  [Reserved].

         (b) Organization and Good Standing. Such Seller has been duly organized and is validly existing as a corporation in good standing under the laws of the State of Illinois, with power and authority to own its properties and to conduct its business as such properties are currently owned and such business is currently conducted, and had at all relevant times, and now has, power, authority and legal right to acquire, own and sell the Receivables and the Other Conveyed Property transferred to the Issuer.

         (c) Due Qualification. Such Seller is duly qualified to do business as a foreign corporation in good standing and has obtained all necessary licenses and approvals in all jurisdictions where the failure to do so would materially and adversely affect (i) such Seller's ability to transfer the Receivables and the Other Conveyed Property to the Issuer pursuant to this Agreement, (ii) the validity or enforceability of the Receivables and the Other Conveyed Property or (iii) such Seller's ability to perform its obligations hereunder and under such Seller's Related Documents.

         (d) Power and Authority. Such Seller has the power and authority to execute and deliver this Agreement and its Related Documents and to carry out its terms and their terms, respectively; such Seller has full power and authority to sell and assign the Receivables and the Other Conveyed Property to be sold and assigned to and deposited with the Issuer by it and has duly authorized such sale and assignment to the Issuer by all necessary corporate action; and the execution, delivery and performance by such Seller of this Agreement and such Seller's Related Documents have been duly authorized by such Seller by all necessary corporate action.

         (e) Valid Sale, Binding Obligations. This Agreement effects a valid sale, transfer and assignment of the Receivables and the Other Conveyed Property, enforceable against such Seller and creditors of and purchasers from such Seller; and this Agreement and such Seller's Related Documents, when duly executed and delivered, shall constitute legal, valid and binding obligations of such Seller enforceable in accordance with their respective terms, except as enforceability may be limited by bankruptcy, insolvency, reorganization or other similar laws affecting the enforcement of creditors' rights generally and by equitable limitations on the availability of specific remedies, regardless of whether such enforceability is considered in a proceeding in equity or at law.

         (f) No Violation. The consummation of the transactions contemplated by this Agreement and the Related Documents and the fulfillment of the terms of this Agreement and the Related Documents shall not conflict with, result in any breach of any of the terms and provisions of or constitute (with or without notice, lapse of time or both) a default under the articles of incorporation or by-laws of such Seller, or any indenture, agreement, mortgage, deed of trust or other instrument to which such Seller is a party or by which it or its properties are bound, or result in the creation or imposition of any Lien upon any of its properties pursuant to the terms of any such indenture, agreement, mortgage, deed of trust or other instrument, other than this Agreement, or violate any law, order, rule or regulation applicable to such Seller of any court or of any federal or state regulatory body, administrative agency or other governmental instrumentality having jurisdiction over such Seller or any of its properties.

         (g) No Proceedings. There are no proceedings or investigations pending or threatened against such Seller before any court, regulatory body, administrative agency or other tribunal or governmental instrumentality having jurisdiction over such Seller or its properties (A) asserting the invalidity of this Agreement or any of the Related Documents, (B) seeking to prevent the issuance of the Notes or the consummation of any of the transactions contemplated by this Agreement or any of the Related Documents, (C) seeking any determination or ruling that might materially and adversely affect the performance by such Seller of its obligations under, or the validity or enforceability of, this Agreement or any of the Related Documents, or (D) seeking to materially and adversely affect the federal income tax or other federal, state or local tax attributes of the Notes.

         (h) No Consents. No consent, approval, license, authorization or order of or declaration or registration or filing with any governmental authority, bureau or agency is required to be made by such Seller in connection with the execution, delivery or performance of this Agreement or its Related Documents or the consummation of the transactions contemplated hereby or thereby, except such as have been duly made, effected or obtained.

         (i) Chief Executive Office. The chief executive office of FEFG is at 500 Davis Street, Suite 1005, Evanston, Illinois 60201 and of FEAC is at 1032 Highway 84 By Pass, Enterprise Alabama 36331.

         Section 2.5. Repurchase of Receivables Upon Breach of Warranty. Upon discovery by any of the Sellers, the Servicer, the Security Insurer, the Trustee or the Issuer of a breach of any of the representations and warranties of the Servicer contained in Section 3.6(b)(ix), the party discovering such breach shall give prompt written notice to the others; provided, however, that the failure to give any such notice shall not affect any obligation of the Servicer. As of the last day of the second month (or, at the Servicer's election, the last day of the first month) following the month of the Servicer's discovery or its receipt of notice of any breach of the representations and warranties set forth on the Schedule of Representations which materially and adversely affects the interests of the Noteholders, the Security Insurer or the Issuer in any Receivable (including any Liquidated Receivable) FEFG, as Servicer, shall, unless such breach shall have been cured in all material respects, purchase such Receivable from the Issuer and, on or before the related Deposit Date, pay the Purchase Amount to the Issuer pursuant to Section 4.5. Upon knowledge of the Trustee that FEFG, as Servicer, has failed to effect its repurchase obligation, the Trustee for the benefit of the Noteholders shall enforce directly the obligation of FEFG, as Servicer, to repurchase any Receivable materially and adversely affected by such a breach. It is understood and agreed that, except as set forth in this Section 2.5, the sole remedy of the Issuer, the Trustee on behalf of the Noteholders and the Security Insurer with respect to a breach of FEFG's representations and warranties pursuant to Section 3.6(b)(ix) shall be to require FEFG, as Servicer, to repurchase Receivables pursuant to this Section 2.5.

         In addition to the foregoing and notwithstanding whether the related Receivable shall have been purchased by FEFG, as Servicer, FEFG, as Servicer, shall indemnify the Issuer, the Trustee, the Backup Servicer, the Collateral Agent, the Security Insurer, the Issuer and the Noteholders against all costs, expenses, losses, damages, claims and liabilities, including reasonable fees and expenses of counsel, which may be asserted against or incurred by any of them as a result of third party claims arising out of the events or facts giving rise to such breach.

         Section 2.6. Issuer's Assignment of Administrative Receivables and Warranty Receivables. With respect to all Administrative Receivables and all Warranty Receivables purchased by the Servicer, the Issuer shall take any and all actions reasonably requested by the Servicer, at the expense of the requesting party, to assign, without recourse, representation or warranty, to the Servicer all the Issuer's right, title and interest in and to such purchased Receivable, all monies due thereon, the security interests in the related Financed Vehicles, proceeds from any Insurance Policies, proceeds from recourse against Dealers on such Receivables and the interests of the Issuer in certain rebates of premiums and other amounts relating to the Insurance Policies and any documents relating thereto, such assignment being an assignment outright and not for security; and the Servicer shall thereupon own such Receivable, and all such security and documents, free of any further obligation to the Issuer, the Trustee, the Security Insurer or the Noteholders with respect thereto.

         Section 2.7. Collecting Lien Certificates. In the case of any Receivable in respect of which written evidence from the Dealer selling the related Financed Vehicle that the Lien Certificate for such Financed Vehicle showing the applicable Seller as first lienholder has been applied for from the Registrar of Titles was delivered to the Trustee in lieu of a Lien Certificate, the Servicer shall use its best efforts to collect such Lien Certificate from the Registrar of Titles as promptly as practicable. If such Lien Certificate showing the applicable Seller as first lienholder is not received by the Trustee within 180 days after the Closing Date then the representation and warranty in paragraph 8 of the Schedule of Representations in respect of such Receivable shall be deemed to have been incorrect in a manner that materially and adversely affects the Noteholders, the Security Insurer and the Issuer.

         Section 2.8.  Protection of Right, Title and Interest.

         (a) Filings. Each Seller shall cause all financing statements and continuation statements and any other necessary documents covering the right, title and interest of the Issuer in and to the Receivables and the Other Conveyed Property to be promptly filed, and at all times to be kept recorded, registered and filed, all in such manner and in such places as may be required by law fully to preserve and protect the right, title and interest of the Issuer hereunder to the Receivables and the Other Conveyed Property. Each Seller shall deliver to the Issuer (with copies to the Security Insurer and the Trustee) file stamped copies of, or filing receipts for, any document recorded, registered or filed as provided above, as soon as available following such recordation, registration or filing. The Issuer shall cooperate fully with such Seller in connection with the obligations set forth above and will execute any and all documents reasonably required to fulfill the intent of this
Section 2.8(a). In the event such Seller fails to perform its obligations under this subsection, the Issuer or the Trustee may do so at the expense of such Seller.

         (b) Name and Other Changes. At least 60 days prior to the date any Seller makes any change in its name, identity or corporate structure which would make any financing statement or continuation statement filed in accordance with subsection (a) above seriously misleading within the applicable provisions of the UCC or any title statute, such Seller shall give the Trustee, the Issuer and the Security Insurer (so long as an Insurer Default shall not have occurred and be continuing) written notice of any such change and no later than five days after the effective date thereof, shall file appropriate amendments to all previously filed financing statements or continuation statements. At least 60 days prior to the date of any relocation of its principal executive office, such Seller shall give the Trustee, the Issuer and the Security Insurer (so long as an Insurer Default shall not have occurred and be continuing) written notice thereof if, as a result of such relocation, the applicable provisions of the UCC would require the filing of any amendment of any previously filed financing or continuation statement or of any new financing statement and such Seller shall within five days after the effective date thereof, file any such amendment or new financing statement. Promptly after taking the foregoing actions, such Seller shall deliver to the Issuer, the Trustee and the Security Insurer (so long as an Insurer Default shall not have occurred and be continuing), an Opinion of Counsel either (a) stating that, in the opinion of such counsel, all financing statements and continuation statements have been executed and filed that are necessary fully to preserve and protect the interest of the Issuer and the Trustee in the Receivables and the Other Conveyed Property, and reciting the details of such filings or referring to prior Opinions of Counsel in which such details are given, or (b) stating that, in the opinion of such counsel, no such action is necessary to preserve and protect such interest. Each Seller shall at all times maintain each office from which it shall service Receivables, and its principal executive office, within the United States of America.

         (c) Accounts and Records. Each Seller shall maintain accounts and records as to each Receivable sold by it hereunder accurately and in sufficient detail to permit the reader thereof to know at any time the status of such Receivable, including payments and recoveries made and payments owing (and the nature of each).

         (d) Maintenance of Computer Systems. Each Seller shall maintain its computer systems so that, from and after the time of sale hereunder of the Receivables by it to the Issuer, such Seller's master computer records (including any back-up archives) that refer to any such Receivable shall indicate clearly the interest of the Issuer and the Trustee in such Receivable and that such Receivable is owned by the Issuer. Indication of the Issuer's ownership of such Receivable shall be deleted from or modified on such Seller's computer systems when, and only when, such Receivable shall have been paid in full or repurchased.

         (e) Sale of Other Receivables. If at any time any Seller shall propose to sell, grant a security interest in, or otherwise transfer any interest in any retail installment contract (other than the Receivables) to any prospective purchaser, lender, or other transferee, such Seller shall give to such prospective purchaser, lender, or other transferee computer tapes, records, or print-outs (including any restored from back-up archives) that, if they shall refer in any manner whatsoever to any Receivable, shall indicate clearly that such Receivable has been sold and is owned by the Issuer and pledged to the Trustee unless such Receivable has been paid in full or repurchased.

         (f) Access to Records. Each Seller shall permit the Issuer, the Security Insurer, the Trustee, the Backup Servicer and their respective agents at any time during normal business hours to inspect, audit, and make copies of and abstracts from the Issuer's records regarding any Receivable.

         (g) List of Receivables. Upon request, each Seller shall furnish to the Trustee or the Security Insurer, within five (5) Business Days, a list of all Receivables (by contract number and name of Obligor) sold by it hereunder and then owned by the Issuer, together with a reconciliation of such list to each Schedule of Receivables.

         Section 2.9. Costs and Expenses. Each Seller agrees to pay all reasonable costs and disbursements in connection with the performance of its obligations hereunder and under its Related Documents.

         Section 2.10. Delivery of Receivable Files. On or prior to the Closing Date, each Seller shall cause the Receivable Files with respect to the Receivables sold by it hereunder to be delivered to the Trustee.

         Section 2.11. Restrictions on Liens. No Seller shall (i) create, incur or suffer to exist, or agree to create, incur or suffer to exist, or consent to cause or permit in the future (upon the happening of a contingency or otherwise) the creation, incurrence or existence of any Lien on, or restriction on transferability of, the Receivables, except for the Lien in favor of the Trustee, for the benefit of the Noteholders, the Lien imposed by the Spread Account Agreement in favor of the Collateral Agent for the benefit of the Trustee and Financial Security and the restrictions on transferability imposed by this Agreement or (ii) sign or file under the UCC of any jurisdiction any financing statement which names such Seller or the Issuer as a debtor, or sign any security agreement authorizing any secured party thereunder to file such financing statement, with respect to the Receivables, except in each case any such instrument solely securing the rights and preserving the Lien of the Trustee, for the benefit of the Noteholders and the Security Insurer. Each Seller shall defend the right, title and interest of the Issuer in, to and under the Receivables against all claims of third parties claiming through or under such Seller.

         Section 2.12. Sale. Each Seller agrees to treat this conveyance for all purposes (including without limitation tax and financial accounting purposes) as a sale on all relevant books, records, tax returns, financial statements and other applicable documents; provided, however, that the foregoing shall not prevent the Issuer from being included in the consolidated financial statements of FEFG. On and after the Closing Date, the Issuer shall own the Receivables and the Other Conveyed Property and no Seller shall take any action inconsistent with such ownership or claim any ownership interest in any such Receivables or Other Conveyed Property.

         Section 2.13. Indemnification By Each Seller.

         (a) Each Seller shall defend, indemnify and hold harmless the Issuer, the Trustee, the Security Insurer, the Servicer, the Backup Servicer and the Noteholders for any liability as a result of the failure of a Receivable listed on the Schedule of Receivables delivered by such Seller to be originated in compliance with all requirements of law and for any breach of any of its representations and warranties contained herein;

         (b) Each Seller shall defend, indemnify and hold harmless the Issuer, the Trustee, the Security Insurer, the Servicer, the Backup Servicer and the Noteholders from and against any and all costs, expenses, losses, damages, claims, and liabilities, arising out of or resulting from the use, ownership, or operation by such Seller or any Affiliate thereof of a Financed Vehicle;

         (c) The Sellers, jointly and severally, shall defend, indemnify, and hold harmless the Issuer, the Trustee, the Security Insurer, the Servicer, the Backup Servicer and the Noteholders from and against any and all taxes, except for taxes on the net income of the Issuer, the Trustee, the Security Insurer, the Servicer, the Backup Servicer and the Noteholders, that may at any time be asserted against the Issuer, the Trustee, the Security Insurer, the Servicer, the Backup Servicer and the Noteholders, with respect to the transactions contemplated herein, including, without limitation, any sales, gross receipts, general corporation, tangible or intangible personal property, privilege, or license taxes and costs and expenses in defending against the same;

         (d) Each Seller agrees to pay, and to defend, indemnify and hold harmless the Issuer, the Trustee, the Security Insurer, the Servicer, the Backup Servicer and the Noteholders from, any taxes which may at any time be asserted against such Persons with respect to, and as of the date of, the conveyance or ownership of the Receivables listed on the Schedule of Receivables delivered by such Seller or the Other Conveyed Property hereunder or the assignment of such Receivables or the Other Conveyed Property under the Indenture or the issuance and original sale of the Notes, including, without limitation, any sales, gross receipts, personal property, tangible or intangible personal property, privilege or license taxes (but not including any federal or other income taxes, including franchise taxes, arising out of the transactions contemplated hereby or transfer taxes arising in connection with the transfer of Notes) and costs and expenses in defending against the same;

         (e) FEFG shall defend, indemnify and hold harmless, the Issuer, the Trustee, the Security Insurer, the Servicer, the Backup Servicer and the Noteholders from and against any loss, liability or expense incurred by reason of the violation by each Seller of federal or state securities laws in connection with the registration or the sale of the Notes;

         (f) Each Seller shall defend, indemnify and hold harmless, the Issuer, the Trustee, the Security Insurer, the Servicer, the Backup Servicer and the Noteholders from and against any loss, liability or expense imposed upon, or incurred by, the Issuer, the Trustee, or Noteholders as a result of the failure of any Receivable listed on the Schedule of Receivables delivered by such Seller or any Other Conveyed Property, or the sale of the related Financed Vehicle, to comply with all requirements of applicable law; and

         (g) Each Seller shall defend, indemnify, and hold harmless the Issuer, the Trustee, the Security Insurer, the Servicer, the Backup Servicer and the Noteholders from and against any and all costs, expenses, losses, damages, claims and liabilities to the extent that such cost, expense, loss, damage, claim or liability arose out of, or was imposed upon the Issuer, the Trustee, the Security Insurer, the Servicer, the Backup Servicer or the Noteholders through, the negligence, misfeasance, or bad faith of such Seller in the performance of its duties under this Agreement, or by reason of disregard of such Seller's obligations and duties under this Agreement;

         (h) Notwithstanding the indemnity provisions contained in Sections 2.13(a)-(g) above, no Seller shall be required to indemnify the Issuer, the Trustee, the Security Insurer, the Servicer, the Backup Servicer or the Noteholders against any tax, costs, expenses, losses, damages, claims or liabilities to the extent the same shall be due to (i) the misfeasance, bad faith or gross negligence of such party, or (ii) (except as to the Trustee) recourse for uncollectible or uncollected Receivables.

         Indemnification under this Section shall survive the termination of this Agreement and shall include fees and expenses of litigation. These indemnity obligations shall be in addition to any obligation that any Seller may otherwise have.

         Section 2.14. Representations and Warranties of the Issuer. The Issuer hereby represents and warrants to each Seller as of the date of its incorporation and as of the Closing Date:

         (a) Organization and Good Standing. The Issuer has been duly organized and is validly existing as a corporation in good standing under the laws of the State of Delaware, with power and authority to own its properties and to conduct its business as such properties shall be currently owned and such business is presently conducted, and had at all relevant times, and shall have, power, authority and legal right to acquire and own the Receivables and the Other Conveyed Property and to pledge the Receivables and the Other Conveyed Property to the Trustee pursuant to the Indenture.

         (b) Due Qualification. The Issuer is duly qualified to do business as a foreign corporation in good standing, and has obtained all necessary licenses and approvals in all jurisdictions where the failure to do so would materially and adversely affect (i) the Issuer's ability to pledge the Receivables and the Other Conveyed Property to the Trustee pursuant to the Indenture, (ii) the validity or enforceability of the Receivables and the Other Conveyed Property or (iii) the Issuer's ability to perform its obligations hereunder and under the Related Documents.

         (c) Power and Authority. The Issuer has the power and authority to execute and deliver this Agreement and its Related Documents and to carry out the terms hereof and thereof; and the execution, delivery and performance of this Agreement and its Related Documents have been duly authorized by the Issuer by all necessary corporate action.

         (d) Binding Obligation. Each of this Agreement and the Related Documents to which the Issuer is a party shall constitute a legal, valid and binding obligation of the Issuer enforceable in accordance with its terms and the terms of the Related Documents to which the Issuer is a party.

         (e) No Violation. The execution, delivery and performance by the Issuer of this Agreement and its Related Documents and the consummation of the transactions contemplated hereby and thereby and the fulfillment of the terms hereof and thereof do not and will not conflict with, result in a breach of any of the terms and provisions of, nor constitute (with or without notice or lapse of time) a default under, the articles of incorporation, as amended, or by-laws of the Issuer, or any indenture, agreement, mortgage, deed of trust, or other instrument to which the Issuer is a party or by which it is bound or any of its properties are subject; nor result in the creation or imposition of any Lien upon any of its properties pursuant to the terms of any such indenture, agreement, mortgage, deed of trust, or other instrument; nor violate any law, order, rule or regulation applicable to the Issuer or its properties of any court or of any federal or state regulatory body, administrative agency or other governmental instrumentality having jurisdiction over the Issuer or its properties.

         (f) No Proceedings. There are no proceedings or investigations pending or threatened before any court, regulatory body, administrative agency or other governmental instrumentality having jurisdiction over the Issuer or its properties: (i) asserting the invalidity of this Agreement or any of the Related Documents; (ii) seeking to prevent the consummation of any of the transactions contemplated by this Agreement or any of the Related Documents;
(iii) seeking any determination or ruling that might materially and adversely affect the performance by the Issuer of its obligations under, or the validity or enforceability of, this Agreement or any of the Related Documents; or (iv) that may materially and adversely affect the federal, state or local income, excise, franchise or similar tax attributes of, or seeking to impose any excise, franchise, transfer or similar tax upon, the transfer and acquisition of the Receivables and the Other Conveyed Property hereunder or the pledge of the Receivables and the Other Conveyed Property to the Trustee under the Indenture.

         (g) No Consents. No consent, approval, license, authorization or order of or declaration or registration or filing with any governmental authority, bureau or agency is required in connection with the execution, delivery or performance of this Agreement or its Related Documents or the consummation of the transactions contemplated hereby or thereby, except such as have been duly made, effected or obtained.

         Section 2.15. Nonpetition Covenant. Until the date that is one year and one day following the payment in full of all amounts due in respect of the Notes, none of the Servicer, the Issuer, the Backup Servicer nor any Seller shall petition or otherwise invoke the process of any court or government authority for the purpose of commencing or sustaining a case against the Issuer under any federal or state bankruptcy, insolvency or similar law or appointing a receiver, liquidator, assignee, trustee, custodian, sequestrator or other similar official of the Issuer or any substantial part of its respective property, or ordering the winding up or liquidation of the affairs of the Issuer.

         Section 2.16. Covenants Regarding UCC-2 and UCC-3 Filing. Within two Business Days following the Closing Date, each Seller and the Issuer shall cause to be recorded and filed, at its own expense, UCC-2 termination statements and UCC-3 amendment statements in each jurisdiction in which required by applicable law, meeting the requirements of the laws of each such jurisdiction and in such manner as is necessary to release all security interests or similar rights of any Person in the Receivables and the Other Conveyed Property sold by it, including without limitation, the security interests in the Financed Vehicles securing such Receivables and any proceeds of such security interests or the Receivables. Each Seller or the Issuer shall
(i) confirm to the Trustee within three Business Days following the Closing Date that such Seller or the Issuer has received oral confirmation of such filing from each applicable jurisdiction and (ii) deliver a file-stamped copy, or other evidence satisfactory to the Trustee of such filing, to the Trustee within ten Business Days following the Closing Date.


                                  ARTICLE III
                  ADMINISTRATION AND SERVICING OF RECEIVABLES

         Section 3.1. Duties of the Servicer. The Servicer is hereby authorized to act as agent for the Issuer and in such capacity shall manage, service, administer and make collections on the Receivables, and perform the other actions required by the Servicer under this Agreement. The Servicer agrees that its servicing of the Receivables shall be carried out in accordance with customary and usual procedures of institutions which service motor vehicle retail installment sales contracts and, to the extent more exacting, the degree of skill and attention that the Servicer exercises from time to time with respect to all comparable Motor Vehicle receivables that it services for itself. In performing such duties, so long as FEFG is the Servicer, it shall comply with its current servicing policies and procedures, as such servicing policies and procedures may be amended from time to time, so long as such amendments will not materially adversely affect the interests of the Noteholders. The Servicer's duties shall include, without limitation, collection and posting of all payments, responding to inquiries of Obligors on the Receivables, investigating delinquencies, sending payment coupons to Obligors, reporting any required tax information to Obligors, monitoring the collateral, accounting for collections and furnishing monthly and annual statements to the Issuer, the Trustee and the Security Insurer with respect to distributions, monitoring the status of Insurance Policies with respect to the Financed Vehicles and performing the other duties specified herein. The Servicer shall also administer and enforce all rights and responsibilities of the holder of the Receivables provided for in the Dealer Agreements (and shall maintain possession of the Dealer Agreements, to the extent it is necessary to do so), the Dealer Assignments and the Insurance Policies, to the extent that such Dealer Agreements, Dealer Assignments and Insurance Policies relate to the Receivables, the Financed Vehicles or the Obligors. To the extent consistent with the standards, policies and procedures otherwise required hereby, the Servicer shall follow its customary standards, policies, and procedures and shall have full power and authority, acting alone, to do any and all things in connection with such managing, servicing, administration and collection that it may deem necessary or desirable. Without limiting the generality of the foregoing, the Servicer is hereby authorized and empowered by the Issuer to execute and deliver, on behalf of the Issuer, any and all instruments of satisfaction or cancellation, or of partial or full release or discharge, and all other comparable instruments, with respect to the Receivables and with respect to the Financed Vehicles. The Servicer is hereby authorized to commence, in its own name or in the name of the Issuer (provided the Servicer has obtained the Issuer's consent, which consent shall not be unreasonably withheld), a legal proceeding to enforce a Receivable pursuant to Section 3.3 or to commence or participate in any other legal proceeding (including, without limitation, a bankruptcy proceeding) relating to or involving a Receivable, an Obligor or a Financed Vehicle. If the Servicer commences or participates in such a legal proceeding in its own name, the Issuer shall thereupon be deemed to have automatically assigned such Receivable to the Servicer solely for purposes of commencing or participating in any such proceeding as a party or claimant, and the Servicer is authorized and empowered by the Issuer to execute and deliver in the Servicer's name any notices, demands, claims, complaints, responses, affidavits or other documents or instruments in connection with any such proceeding. The Issuer shall furnish the Servicer with any powers of attorney and other documents which the Servicer may reasonably request and which the Servicer deems necessary or appropriate and take any other steps which the Servicer may deem necessary or appropriate to enable the Servicer to carry out its servicing and administrative duties under this Agreement.

         Section 3.2. Collection of Receivable Payments; Modifications of Receivables.

         (a) Consistent with the standards, policies and procedures required by this Agreement, the Servicer shall make reasonable efforts to collect all payments called for under the terms and provisions of the Receivables as and when the same shall become due, and shall follow such collection procedures as it follows with respect to all comparable Motor Vehicle receivables that it services for itself and otherwise act with respect to the

Receivables, the Dealer Agreements, the Dealer Assignments, the Insurance Policies and the Other Conveyed Property in such manner as will, in the reasonable judgment of the Servicer, maximize the amount to be received by the Issuer with respect thereto. The Servicer is authorized in its discretion to waive any prepayment charge, late payment charge or any other similar fees that may be collected in the ordinary course of servicing any Receivable.

         (b) The Servicer may at any time agree to a modification or amendment of a Receivable in order to (i) change the Obligor's regular due date to a date within the Monthly Period in which such due date occurs or (ii) re-amortize the Scheduled Receivables Payments on the Receivable following a partial prepayment of principal.

         (c) The Servicer may grant payment deferments on, or other modifications or amendments to, a Receivable (in addition to those modifications permitted by Section 3.2(b)) in accordance with its customary procedures if the Servicer believes in good faith that such deferment, modification or amendment is necessary to avoid a default on such Receivable, will maximize the amount to be received by the Issuer with respect to such Receivable, and is otherwise in the best interests of the Issuer; provided, however, that:

                 (i) In no event may a Receivable be deferred for more than one month during any six consecutive month period;

                 (ii) In no event may a Receivable be deferred more than five times;

                 (iii) In no event may a Receivable be deferred beyond the Monthly Period immediately preceding the Final Scheduled Payment Date; and

                 (iv) So long as an Insurer Default shall not have occurred and be continuing, the Servicer shall not amend or modify a Receivable (except as provided in Section 3.2(b) and this Section 3.2(c)) without the consent of the Security Insurer or a Note Majority (if an Insurer Default shall have occurred and be continuing).

         (d) In the case of Obligors whose payments are administered by MSI, the Servicer shall obtain a written acknowledgment from MSI on or before the Closing Date that all payments on Receivables administered by MSI shall be deposited into a Local Collection Account.

         Notwithstanding any third-party processing arrangement, or any of the provisions of this Agreement relating to any third-party processing arrangement, the Servicer shall remain obligated and liable to the Issuer, Trustee, the Security Insurer and Noteholders for servicing and administering the Receivables and the Other Conveyed Property in accordance with the provisions of this Agreement without diminution of such obligation or liability by virtue thereof.

         (e) The Servicer shall remit all payments by or on behalf of the Obligors received directly by the Servicer to the Local Collection Accounts for deposit into the Collection Account, in either case, without deposit into any intervening account and as soon as practicable, but in no event later than the Business Day after receipt thereof.

         Section 3.3.  Realization Upon Receivables.

         (a) Consistent with the standards, policies and procedures required by this Agreement, the Servicer shall use its best efforts to repossess (or otherwise comparably convert the ownership of) and liquidate any Financed Vehicle securing a Receivable with respect to which the Servicer has determined that payments thereunder are not likely to be resumed, as soon as is practicable after default on such Receivable but in no event later than the date on which all or any portion of a Scheduled Receivables Payment has become 91 days delinquent; provided, however, that the Servicer may elect not to repossess a Financed Vehicle within such time period if it determines that the proceeds ultimately recoverable with respect to such Receivable would be increased by forbearance. The Servicer is authorized to follow such customary practices and procedures as it shall deem necessary or advisable, consistent with the standard of care required by Section 3.1, which practices and procedures may include reasonable efforts to realize upon any recourse to Dealers, the sale of the related Financed Vehicle at public or private sale, the submission of claims under an Insurance Policy and other actions by the Servicer in order to realize upon such a Receivable. The foregoing is subject to the provision that, in any case in which the Financed Vehicle shall have suffered damage, the Servicer shall not expend funds in connection with any repair or towards the repossession of such Financed Vehicle unless it shall determine in its discretion that such repair and/or repossession shall increase the proceeds of liquidation of the related Receivable by an amount greater than the amount of such expenses. All amounts received upon liquidation of a Financed Vehicle shall be remitted directly by the Servicer to the Local Collection Accounts without deposit into any intervening account as soon as practicable, but in no event later than the Business Day after receipt thereof. The Servicer shall be entitled to recover all reasonable expenses incurred by it in the course of repossessing and liquidating a Financed Vehicle into cash proceeds, but only out of the cash proceeds of such Financed Vehicle, any deficiency obtained from the Obligor or any amounts received from the related Dealer, which amounts in reimbursement may be retained by the Servicer (and shall not be required to be deposited as provided in Section 3.2(e)) to the extent of such expenses. The Servicer shall pay on behalf of the Issuer any personal property taxes assessed on repossessed Financed Vehicles. The Servicer shall be entitled to reimbursement of any such tax from Liquidation Proceeds with respect to such Receivable.

         (b) If the Servicer elects to commence a legal proceeding to enforce a Dealer Agreement or Dealer Assignment, the act of commencement shall be deemed to be an automatic assignment from the Issuer to the Servicer of the rights under such Dealer Agreement and Dealer Assignment for purposes of collection only. If, however, in any enforcement suit or legal proceeding it is held that the Servicer may not enforce a Dealer Agreement or Dealer Assignment on the grounds that it is not a real party in interest or a Person entitled to enforce the Dealer Agreement or Dealer Assignment, the Issuer, at the Servicer's expense, shall take such steps as the Servicer deems necessary to enforce the Dealer Agreement or Dealer Assignment, including bringing suit in its name or the name of any Seller or of the Issuer and the Trustee for the benefit of the Issuer Secured Parties. All amounts recovered under this Section shall be remitted directly by the Servicer as provided in Section 3.2(e). Notwithstanding the foregoing, if FEFG is not the Servicer, the successor Servicer shall be entitled to reimbursement out of recoveries for all expenses of enforcing any Dealer Agreement or Dealer Assignment.

         Section 3.4.  Insurance.

         The Servicer may sue to enforce or collect upon the Insurance Policies, in its own name, if possible, or as agent of the Issuer. If the Servicer elects to commence a legal proceeding to enforce an Insurance Policy, the act of commencement shall be deemed to be an automatic assignment of the rights of the Issuer under such Insurance Policy to the Servicer for purposes of collection only. If, however, in any enforcement suit or legal proceeding it is held that the Servicer may not enforce an Insurance Policy on the grounds that it is not a real party in interest or a holder entitled to enforce the Insurance Policy, the Issuer, at the Servicer's expense, shall take such steps as the Servicer deems necessary to enforce such Insurance Policy, including bringing suit in its name or the name of the Issuer and the Trustee for the benefit of the Noteholders and the Security Insurer. Notwithstanding the foregoing, if FEFG is not the Servicer, the successor Servicer shall be entitled to reimbursement out of recoveries for all expenses of enforcing any Insurance Policy.

         Section 3.5.  Maintenance of Security Interests in Vehicles.

         (a) Consistent with the policies and procedures required by this Agreement, the Servicer shall take such steps on behalf of the Issuer as are necessary to maintain perfection of the first priority security interest created by each Receivable in the related
Financed Vehicle, including, but not limited to, obtaining the execution by the Obligors and the recording, registering, filing, re-recording, re- filing, and re-registering of all security agreements, financing statements and continuation statements as are necessary to maintain the security interest granted by the Obligors under the respective Receivables. The Trustee hereby authorizes the Servicer, and the Servicer agrees, to take any and all steps necessary to re-perfect such security interest on behalf of the Issuer as necessary because of the relocation of a Financed Vehicle or for any other reason. In the event that the assignment of a Receivable to the Issuer is insufficient, without a notation on the related Financed Vehicle's certificate of title, or without fulfilling any additional administrative requirements under the laws of the state in which the Financed Vehicle is located, to perfect a first priority security interest in the related Financed Vehicle in favor of the Trustee, the Servicer hereby agrees that the applicable Seller's designation as the secured party on the certificate of title is in its capacity as agent of the Trustee.

         (b) Upon the occurrence of an Insurance Agreement Event of Default, the Security Insurer may (so long as an Insurer Default shall not have occurred and be continuing) instruct the Trustee and the Servicer to take or cause to be taken, or, if an Insurer Default shall have occurred, upon the occurrence of a Servicer Termination Event, the Trustee and the Servicer shall take or cause to be taken such action as may, in the opinion of counsel to the Controlling Party, be necessary to perfect or re-perfect the security interests in the Financed Vehicles securing the Receivables in the name of the Issuer by amending the title documents of such Financed Vehicles or by such other reasonable means as may, in the opinion of counsel to the Controlling Party, be necessary or prudent. Each Seller hereby agrees to pay all expenses related to such perfection or re-perfection and to take all action necessary therefor. In addition, prior to the occurrence of an Insurance Agreement Event of Default, the Controlling Party may instruct the Trustee and the Servicer to take or cause to be taken such action as may, in the opinion of counsel to the Controlling Party, be reasonably necessary to perfect or re-perfect the security interest in the Financed Vehicles underlying the Receivables in the name of the Issuer, including by amending the title documents of such Financed Vehicles or by such other reasonable means as may, in the opinion of counsel to the Controlling Party, be necessary or prudent; provided, however, that if the Controlling Party requests that the title documents be amended prior to the occurrence of an Insurance Agreement Event of Default, the out-of-pocket expenses of the Servicer or the Trustee in connection with such action shall be reimbursed to the Servicer or the Trustee, as applicable, by the Controlling Party. Each Seller hereby appoints the Trustee as its attorney-in-fact to take any and all steps required to be performed by such Seller pursuant to this Section 3.5(b), including execution of certificates of title or any other documents in the name and stead of such Seller, and the Trustee hereby accepts such appointment.

         Section 3.6. Covenants, Representations and Warranties of Servicer. The Servicer makes the following representations, warranties and covenants on which the Issuer relies in accepting the Receivables and issuing the Notes, on which the Trustee relies in authenticating the Notes and on which the Security Insurer relies in issuing the Policy.

                 (a)  The Servicer covenants as follows:

                      (i) Liens in Force. The Financed Vehicle securing each Receivable shall not be released in whole or in part from the security interest granted by the Receivable, except upon payment in full of the Receivable or as otherwise contemplated herein;

                      (ii) No Impairment. The Servicer shall do nothing to impair the rights of the Issuer or the Trustee for the benefit of the Noteholders and the Security Insurer in the Receivables, the Dealer Agreements, the Dealer Assignments, the Insurance Policies or the Other Conveyed Property;

                      (iii) No Amendments. The Servicer shall not defer or otherwise amend the terms of any Receivable, except in accordance with Section 3.2; and

                      (iv)  Restrictions on Liens.  The Servicer shall not
                 (i) create, incur or suffer to exist, or agree to create, incur or suffer to exist, or consent to cause or permit in the future (upon the happening of a contingency or otherwise) the creation, incurrence or existence of any Lien or restriction on transferability of the Receivables except for the Lien in favor of the Trustee for the benefit of the Noteholders and the Security Insurer, the Lien imposed by the Spread Account Agreement in favor of the Collateral Agent for the benefit of the Trustee and Financial Security, and the restrictions on transferability imposed by this Agreement; provided, however, that the Servicer (if FEFG is not the Servicer) shall only be liable for any losses, costs or expenses resulting from any Lien arising from any action or omission of the Servicer, or
                 (ii) sign or file under the UCC of any jurisdiction any financing statement which names any Seller, the Servicer or the Issuer as a debtor, or sign any security agreement authorizing any secured party thereunder to file such financing statement, with respect to the Receivables, except in each case any such instrument solely securing the rights and preserving the Lien of the Trustee for the Noteholders and the Security Insurer.

                 (b) FEFG, as Servicer, represents, warrants and covenants as to itself and the Receivables as of the Closing Date:

                      (i) Organization and Good Standing. The Servicer has been duly organized and is validly existing and in good standing under the laws of its jurisdiction of organization, with power, authority and legal right to own its properties and to conduct its business as such properties are currently owned and such business is currently conducted, and had at all relevant times, and now has, power, authority and legal right to enter into and perform its obligations under this Agreement;

                      (ii) Due Qualification. The Servicer is duly qualified to do business as a foreign corporation in good standing and has obtained all necessary licenses and approvals, in all jurisdictions in which the ownership or lease of property or the conduct of its business (including the servicing of the Receivables as required by this Agreement) requires or shall require such qualification;

                      (iii) Power and Authority. The Servicer has the power and authority to execute and deliver this Agreement and its Related Documents and to carry out its terms and their terms, respectively, and the execution, delivery and performance of this Agreement and the Servicer's Related Documents have been duly authorized by the Servicer by all necessary corporate action;

                      (iv) Binding Obligation. This Agreement and the Servicer's Related Documents shall constitute legal, valid and binding obligations of the Servicer enforceable in accordance with their respective terms, except as enforceability may be limited by bankruptcy, insolvency, reorganization, or other similar laws affecting the enforcement of creditors' rights generally and by equitable limitations on the availability of specific remedies, regardless of whether such enforceability is considered in a proceeding in equity or at law;

                      (v)  No Violation.  The consummation of the
                 transactions contemplated by this Agreement and the Servicer's Related Documents, and the fulfillment of the terms of this Agreement and the Servicer's Related Documents, shall not conflict with, result in any breach of any of the terms and provisions of, or constitute
                 (with or without notice or lapse of time) a default under, the articles of incorporation or bylaws of the Servicer, or any indenture, agreement, mortgage, deed of trust or other instrument to which the Servicer is a party or by which it or its properties are bound, or result in the creation or imposition of any Lien upon any of its properties pursuant to the terms of any such indenture, agreement, mortgage, deed of trust or other instrument, other than this Agreement, or violate any law, order, rule or regulation applicable to the Servicer of any court or of any federal or state regulatory body, administrative agency or other governmental instrumentality having jurisdiction over the Servicer or any of its properties;

                      (vi) No Proceedings. There are no proceedings or investigations pending or, to the best of the Servicer's knowledge, threatened against the Servicer, before any court, regulatory body, administrative agency or other tribunal or governmental instrumentality having jurisdiction over the Servicer or its properties (A) asserting the invalidity of this Agreement or any of the Related Documents, (B) seeking to prevent the issuance of the Notes or the consummation of any of the transactions contemplated by this Agreement or any of the Related Documents, (C) seeking any determination or ruling that might materially and adversely affect the performance by the Servicer of its obligations under, or the validity or enforceability of, this Agreement or any of the Related Documents or (D) seeking to adversely affect the federal income tax or other federal, state or local tax attributes of the Notes;

                      (vii) No Consents. The Servicer is not required to obtain the consent of any other party or any consent, license, approval or authorization, or registration or declaration with, any governmental authority, bureau or agency in connection with the execution, delivery, performance, validity or enforceability of this Agreement which has not already been obtained;

                      (viii) Information to Backup Servicer. The Servicer represents and warrants to the Backup Servicer that the database and information furnished to the Backup Servicer hereunder concerning the Receivables is accurate and complete in all material respects; and

                      (ix)  Schedule of Representations.  The
                 representations and warranties set forth on the Schedule of Representations attached hereto as Schedule B are true and correct.

                 (c)  The Servicer covenants and agrees:

                      (i) Database File. The Servicer will provide the Backup Servicer with a magnetic tape or disk containing the database file for each Receivable (i) as of the Cutoff Date,
                 (ii) thereafter, as of the last day of the preceding Monthly Period on each Determination Date prior to a Servicer Termination Event and (iii) on and as of the Business Day before the actual commencement of servicing functions by the Backup Servicer following the occurrence of a Servicer Termination Event.

                      (ii)  Backup Servicer Indemnification.  The Servicer
                 (if FEFG is the Servicer) shall defend, indemnify and hold the Backup Servicer and any officers, directors, employees or agents of the Backup Servicer harmless against any and all claims, losses, penalties, fines, forfeitures, legal fees and related costs, judgments and any other costs, fees, and expenses that the Backup Servicer may sustain in connection with claims asserted at any time by third parties against the Backup Servicer to the extent the same are not due to gross negligence or wilful misconduct of the Backup Servicer.

         The Backup Servicer will not be responsible for delays attributable to the Servicer's failure to deliver information, defects in the information supplied by the Servicer or other circumstances beyond the control of the Backup Servicer.

         The Backup Servicer will make arrangements with the Servicer for the prompt and safe transfer of, and the Servicer shall provide to the Backup Servicer, all necessary servicing files and records, including (as deemed necessary by the Backup Servicer at such time): (i) microfiche loan documentation, (ii) servicing system tapes, (iii) loan payment history, (iv) collections history, (v) copies of the reconciliation statements for the Local Collection Accounts of any bank holding a Local Collection Account for the Monthly Period (or portion thereof) immediately preceding the conversion to the Backup Servicer and (vi) the trial balances, as of the close of business on the day immediately preceding conversion to the Backup Servicer, reflecting all applicable loan information.

         The Backup Servicer shall have no responsibility and shall not be in default hereunder nor incur any liability for any failure, error, malfunction or any delay in carrying out any of its duties under this Agreement if any such failure or delay results from the Backup Servicer acting in accordance with information prepared or supplied by a Person other than the Backup Servicer or the failure of any such Person to prepare or provide such information. The Backup Servicer shall have no responsibility, shall not be in default and shall incur no liability (i) for any act or failure to act by any third party, including the Servicer, the Issuer, the Controlling Party or the Trustee or for any inaccuracy or omission in a notice or communication received by the Backup Servicer from any third party or (ii) which is due to or results from the invalidity, unenforceability of any Receivable with applicable law or the breach or the inaccuracy of any representation or warranty made with respect to any Receivable.

         Section 3.7. Purchase of Receivables Upon Breach of Covenant. Upon discovery by any of the Servicer, the Security Insurer, the Issuer or the Trustee of a breach of any of the covenants set forth in Sections 3.5(a) or 3.6(a), the party discovering such breach shall give prompt written notice to the others; provided, however, that the failure to give any such notice shall not affect any obligation of FEFG, as Servicer, under this Section 3.7.
Subject to the proviso in the second sentence of Section 8.2, as of the last day of the second month (or, at the Servicer's election, the last day of the first month) following the month of the Servicer's discovery or receipt of notice of any breach of any covenant set forth in Sections 3.5(a) or 3.6(a) which materially and adversely affects the interests of the Noteholders, the Issuer or the Security Insurer in any Receivable (including any Liquidated Receivable), the Servicer shall, unless such breach shall have been cured in all material respects, purchase from the Issuer the Receivable affected by such breach and, on the related Deposit Date, the Servicer shall pay the related Purchase Amount. It is understood and agreed that the obligation of the Servicer to purchase any Receivable (including any Liquidated Receivable) with respect to which such a breach has occurred and is continuing shall, if such obligation is fulfilled, constitute the sole remedy against the Servicer for such breach available to the Security Insurer, the Noteholders, the Issuer or the Trustee on behalf of Noteholders and the Security Insurer; provided, however, that the Servicer shall indemnify the Issuer, the Backup Servicer, the Collateral Agent, the Security Insurer, the Trustee and the Noteholders against all costs, expenses, losses, damages, claims and liabilities, including reasonable fees and expenses of counsel, which may be asserted against or incurred by any of them as a result of third party claims arising out of the events or facts giving rise to such breach.

         Section 3.8. Servicing Fee; Payment of Certain Expenses by Servicer. On each Payment Date, the Servicer shall be entitled to receive out of the Collection Account the Servicing Fee for the related Monthly Period pursuant to
Section 4.6. The Servicer shall be required to pay all expenses incurred by it in connection with its activities under this Agreement (including taxes imposed on the

Servicer and expenses incurred in connection with distributions and reports made by the Servicer to Noteholders or the Security Insurer). In addition, FEFG, as Servicer, and any successor to FEFG pursuant to Section 7.2(a), shall be liable for all other taxes, fees and expenses of the Issuer.

         Section 3.9. Servicer's Certificate. No later than 10:00 a.m. New York City time on each Determination Date, the Servicer shall deliver to the Issuer, the Placement Agent, the Trustee, the Backup Servicer, the Security Insurer, the Collateral Agent and each Rating Agency a Servicer's Certificate executed by a Responsible Officer of the Servicer containing among other things, (i) all information necessary to enable the Trustee to make any withdrawal and deposit required by Section 5.1, to give any notice required by
Section 5.1(b), to make the distributions required by Section 4.6, (ii) all information necessary to enable the Trustee to send the statements to Noteholders and the Security Insurer required by Section 4.8, (iii) a listing of all Warranty Receivables and Administrative Receivables purchased as of the related Deposit Date, identifying the Receivables so purchased and (iv) all information necessary to enable the Trustee to reconcile all deposits to, and withdrawals from, the Collection Account for the related Monthly Period and Payment Date. Receivables purchased by the Servicer on the related Deposit Date and each Receivable which became a Liquidated Receivable or which was paid in full during the related Monthly Period shall be identified by account number (as set forth in the applicable Schedule of Receivables). The Trustee shall deliver a copy of such certificate to each Noteholder. In addition to the information set forth in the preceding sentence, the Servicer's Certificate delivered to the Security Insurer, the Placement Agent, the Collateral Agent and the Trustee on the Determination Date shall also contain the following information: (a) the Delinquency Ratio, Average Delinquency Ratio, Repossessed Inventory Receivables Ratio, Average Repossessed Inventory Receivables Ratio, Net Loss Ratio and Average Net Loss Ratio for such Determination Date; (b) whether any Trigger Event has occurred as of such Determination Date; (c) whether any Trigger Event that may have occurred as of a prior Determination Date is Deemed Cured as of such Determination Date; and (d) whether to the knowledge of the Servicer an Insurance Agreement Event of Default has occurred.

        Section 3.10. Annual Statement as to Compliance; Notice of Servicer Termination Event.

         (a) The Servicer shall deliver to the Issuer, the Placement Agent, the Trustee, the Backup Servicer, the Security Insurer, the Noteholders and each Rating Agency, on or before April 30 (or 120 days after the end of the Servicer's fiscal year, if other than December 31) of each year, beginning on April 30, 1998, an officer's certificate signed by any Responsible Officer of the

Servicer, dated as of the immediately preceding December 31 (or other applicable date), stating that (i) a review of the activities of the Servicer during the preceding 12-month period (or such other period as shall have elapsed from the Closing Date (or the date a successor Servicer began to act as Servicer hereunder) to the date of the first such certificate) and of its performance under this Agreement has been made under such officer's supervision, and (ii) to such officer's knowledge, based on such review, the Servicer has fulfilled all its obligations under this Agreement throughout such period, or, if there has been a default in the fulfillment of any such obligation, specifying each such default known to such officer and the nature and status thereof.

         (b) The Servicer shall deliver to the Issuer, the Placement Agent, the Trustee, the Backup Servicer, the Security Insurer, the Noteholders, the Collateral Agent, and each Rating Agency, promptly after having obtained knowledge thereof, but in no event later than two (2) Business Days thereafter, written notice in an officer's certificate of any event which with the giving of notice or lapse of time, or both, would become a Servicer Termination Event under Section 8.1.

         Section 3.11. Annual Independent Accountants' Report.

         The Servicer shall cause a firm of nationally recognized independent certified public accountants (the "Independent Accountants"), who may also render other services to the Servicer or to any Seller, to deliver to the Issuer, the Placement Agent, the Trustee, the Backup Servicer, the Noteholders, the Security Insurer and each Rating Agency, on or before April 30 (or 120 days after the end of the Servicer's fiscal year, if other than December 31) of each year, beginning on April 30, 1998, with respect to the twelve months ended the immediately preceding December 31 (or other applicable date) (or such other period as shall have elapsed from the Closing Date (or the date a successor Servicer began to act as Servicer hereunder) to the date of such certificate), a statement (the "Accountants' Report") addressed to the Board of Directors of the Servicer, to the Issuer, the Trustee, the Backup Servicer and to the Security Insurer, to the effect that such firm has audited the books and records of the Servicer and issued its report thereon, and if FEFG is the Servicer in connection with the audit report on the financial statements of FEFG, and that (1) such audit was made in accordance with generally accepted auditing standards, and accordingly included such tests of the accounting records and such other auditing procedures as such firm considered necessary in the circumstances, (2) the firm is independent of the Sellers and the Servicer within the meaning of the Code of Professional Ethics of the American Institute of Certified Public Accountants, and (3) certain agreed upon procedures were performed relating to three randomly selected Servicer's Certificates including the delinquency, default and loss statistics required to be specified therein and except as disclosed in the Accountants' Report, no exceptions or errors in the Servicer's Certificates were found.

         Section 3.12. Access to Certain Documentation and Information Regarding Receivables. The Servicer shall provide to representatives of the Issuer, the Placement Agent, the Trustee, the Backup Servicer, the Noteholders and the Security Insurer reasonable access to the documentation regarding the Receivables. In each case, such access shall be afforded without charge but only upon reasonable request and during normal business hours. Nothing in this Section shall derogate from the obligation of the Servicer to observe any applicable law prohibiting disclosure of information regarding the Obligors, and the failure of the Servicer to provide access as provided in this Section as a result of such obligation shall not constitute a breach of this Section.

         Section 3.13. Monthly Tape. On or before the third Business Day, but in no event later than the fifth calendar day, of each month, the Servicer will deliver to the Trustee and the Backup Servicer a computer tape or a diskette (or any other electronic transmission acceptable to the Trustee and the Backup Servicer) in a format acceptable to the Trustee and the Backup Servicer containing the information with respect to the Receivables as of the preceding Accounting Date necessary for preparation of the Servicer's Certificate relating to the immediately succeeding Determination Date and necessary to determine the application of collections as provided in Section 4.3. The Backup Servicer shall use such tape or diskette (or other electronic transmission acceptable to the Trustee and the Backup Servicer) to verify the Servicer's Certificate delivered by the Servicer, and the Backup Servicer shall certify to the Controlling Party that it has verified the Servicer's Certificate in accordance with this Section 3.13 and shall notify the Servicer and the Controlling Party of any discrepancies, in each case, on or before the second Business Day following the Determination Date. In the event that the Backup Servicer reports any discrepancies, the Servicer and the Backup Servicer shall attempt to reconcile such discrepancies prior to the related Payment Date, but in the absence of a reconciliation, the Servicer's Certificate shall control for the purpose of calculations and distributions with respect to the related Payment Date. In the event that the Backup Servicer and the Servicer are unable to reconcile discrepancies with respect to a Servicer's Certificate by the related Payment Date, the Servicer shall cause the Independent Accountants, at the Servicer's expense, to audit the Servicer's Certificate and, prior to the third Business Day, but in no event later than the fifth calendar day, of the following month, reconcile the discrepancies. The effect, if any, of such reconciliation shall be reflected in the Servicer's Certificate for such next succeeding Determination Date. In addition, upon the occurrence of a Servicer Termination Event the Servicer shall, if so requested by the Controlling Party, deliver to the Backup Servicer its Collection Records and its Monthly Records within 15 days after demand therefor and a computer tape containing as of the close of business on the date of demand all of the data maintained by the Servicer in computer format in connection with servicing the Receivables. Other than the duties specifically set forth in this Agreement, the Backup Servicer shall have no obligations hereunder, including, without limitation, to supervise, verify, monitor or administer the performance of the Servicer. The Backup Servicer shall have no liability for any actions taken or omitted by the Servicer.

         Section 3.14. Retention and Termination of Servicer. The Servicer hereby covenants and agrees to act as such under this Agreement for an initial term, commencing on the Closing Date and ending on December 31, 1997, which term shall be extendible by the Controlling Party for successive quarterly terms ending on each successive December 31, March 31, June 30 and September 30 (or, pursuant to revocable written standing instructions from time to time to the Servicer, the Trustee and the Issuer, for any specified number of terms greater than one), until the Notes are paid in full. Each such notice (including each notice pursuant to standing instructions, which shall be deemed delivered at the end of successive quarterly terms for so long as such instructions are in effect) (a "Servicer Extension Notice") shall be delivered by the Controlling Party to the Issuer, the Trustee and the Servicer. The Servicer hereby agrees that, as of the date hereof and upon its receipt of any such Servicer Extension Notice, the Servicer shall become bound, for the initial term beginning on the Closing Date and for the duration of the term covered by such Servicer Extension Notice, to continue as the Servicer subject to and in accordance with the other provisions of this Agreement. Until such time as an Insurer Default shall have occurred and be continuing the Trustee agrees that if as of the fifteenth day prior to the last day of any term of the Servicer the Trustee shall not have received any Servicer Extension Notice from the Controlling Party, the Trustee will, within five days thereafter, give written notice of such non-receipt to the Issuer, the Controlling Party and the Servicer.

         Section 3.15. Duties of the Servicer under the Indenture. The Servicer (or, with respect to clause (b), FEFG if it is not the Servicer hereunder) shall, and hereby agrees that it will, perform on behalf of the Issuer the following duties of the Issuer under the Indenture (references are to the applicable Sections in the Indenture):

                 (a) the direction to the Paying Agents, if any, to deposit moneys with the Trustee (Section 3.3);

                 (b) the obtaining and preservation of the Issuer's qualification to do business in each jurisdiction in which such qualification is or shall be necessary to protect the validity and enforceability of the Indenture, the Notes, the Indenture Collateral and each other instrument and agreement included in the Trust Estate (Section 3.4);

                 (c) the preparation of all supplements, amendments, financing statements, continuation statements, instruments of further assurance and other instruments, in accordance with Section 3.5 of the Indenture, necessary to protect the Trust Estate (Section 3.5);

                 (d) the delivery of the Opinion of Counsel on the Closing Date and the annual delivery of Opinions of Counsel, in accordance with Section 3.6 of the Indenture, as to the Trust Estate, and the annual delivery of the Officers' Certificate and certain other statements, in accordance with Section 3.9 of the Indenture, as to compliance with the Indenture (Sections 3.6 and 3.9);

                 (e) the preparation and obtaining of documents and instruments required for the release of the Issuer from its obligations under the Indenture (Section 3.10(b));

                 (f) the monitoring of the Issuer's obligations as to the satisfaction and discharge of the Indenture and the preparation of an Officers' Certificate and the obtaining of the Opinion of Counsel and the Independent Certificate relating thereto (Section 4.1);

                 (g) the preparation of any written instruments required to confirm more fully the authority of any co- trustee or separate trustee and any written instruments necessary in connection with the resignation or removal of any co-trustee or separate trustee (Sections
         6.8 and 6.10);

                 (h) the preparation of Issuer Orders, Officers' Certificates and Opinions of Counsel and all other actions necessary with respect to investment and reinvestment of funds in the Trust Accounts (Sections 8.2 and 8.3);

                 (i) the preparation of Issuer Orders and the obtaining of Opinions of Counsel with respect to the execution of supplemental indentures (Sections 9.1, 9.2 and 9.3);

                 (j) the preparation of all Officers' Certificates, Opinions of Counsel and Independent Certificates with respect to any requests by the Issuer to the Trustee to take any action under the Indenture (Section 11.1(a));

                 (k) the preparation and delivery of Officers' Certificates and the obtaining of Independent Certificates, if necessary, for the release of property from the lien of the Indenture (Section 11.1(b)); and

             (l)  the recording of the Indenture, if applicable (Section 11.14).

         Section 3.16. Fidelity Bond and Errors and Omissions Policy. The Servicer has obtained, and shall continue to maintain in full force and effect, a Fidelity Bond and Errors and Omissions Policy of a type and in such amount as is customary for servicers engaged in the business of servicing automobile receivables.


                                   ARTICLE IV
                    DISTRIBUTIONS; STATEMENTS TO NOTEHOLDERS

         Section 4.1.  Trust Accounts.

         (a) The Trustee shall establish the Collection Account in the name of the Trustee for the benefit of the Issuer Secured Parties (as defined in the Indenture). The Collection Account shall be a segregated trust account established by the Trustee with a depository institution acceptable to the Controlling Party, and initially maintained with the Trustee.

         (b) The Trustee shall establish the Note Payment Account in the name of the Trustee for the benefit of the Issuer Secured Parties. The Note Payment Account shall be a segregated trust account established by the Trustee with a depository institution acceptable to the Controlling Party, and initially maintained with the Trustee.

         (c) All amounts held in the Collection Account and the Note Payment Account (collectively, the "Trust Accounts") shall, to the extent permitted by applicable laws, rules and regulations, be invested by the Trustee, as directed by the Servicer (or, if the Servicer fails to so direct, as directed by the Controlling Party), in Eligible Investments that, in the case of amounts held in the Collection Account and the Note Payment Account mature not later than one Business Day prior to the Payment Date for the Monthly Period to which such amounts relate. Any such written direction shall certify that any such investment is authorized by this Section 4.1. Investments in Eligible Investments shall be made in the name of the Trustee on behalf of the Issuer, and such investments shall not be sold or disposed of prior to their maturity. Any investment of funds in the Trust Accounts shall be made in Eligible Investments held by a financial institution with respect to which (a) such institution has noted the Trustee's interest therein by book entry or otherwise and (b) a confirmation of the Trustee's interest has been sent to the Trustee by such institution, provided that such Eligible Investments are (i) specific certificated securities (as such term is used in the Illinois UCC) and
(ii) either (A) in the possession of such institution or (B) in the possession of a clearing corporation (as such term is used in Illinois UCC), registered in the name of such clearing corporation, not endorsed for collection or surrender or any other purpose not involving transfer, not containing any evidence of a right or interest inconsistent with the Trustee's security interest therein, and held by such clearing corporation in an account of such institution. Subject to the other provisions hereof, the Trustee shall have sole control over each such investment and the income thereon, and any certificate or other instrument evidencing any such investment, if any, shall be delivered directly to the Trustee or its agent, together with each document of transfer, if any, necessary to transfer title to such investment to the Trustee in a manner which complies with this Section 4.1. All interest, dividends, gains upon sale and other income from, or earnings on, investments of funds in the Trust Accounts shall be deposited in the Collection Account and distributed on the next Payment Date pursuant to Section 4.6 hereof. The Servicer shall deposit in the applicable Trust Account an amount equal to any net loss on such investments immediately as realized.

         (d) On the Closing Date, the Servicer shall deliver to the Trustee for deposit in the Collection Account (i) all Scheduled Receivables Payments and prepayments of Receivables received by the Servicer after the Cutoff Date and on or prior to the Business Day immediately preceding the Closing Date and
(ii) all Liquidation Proceeds and proceeds of Insurance Policies realized in respect of a Financed Vehicle and applied by the Servicer after the Cutoff Date.

         Section 4.2.  Collections.

         (a) The Servicer has established the Local Collection Accounts with the banks listed on Exhibit C with any changes from time to time to be promptly reported to the Trustee. On the Closing Date, the Trustee shall provide notice of the location of the Trust Accounts and the Local Collection Accounts (as well as prompt notice thereafter of any changes) to the Security Insurer. The Servicer shall remit directly to the Local Collection Accounts without deposit into any intervening account all payments by or on behalf of the Obligors on the Receivables and all Liquidation Proceeds received by the Servicer, in each case, as soon as practicable, but in no event later than the Business Day after receipt thereof. Within three Business Days of deposit of payments into a Local Collection Account, the Servicer shall cause all amounts credited to such Local Collection Account on account of such payments to be transferred to the Collection Account. Amounts in the Local Collection Accounts shall not be invested.

     (b) Notwithstanding the provisions of subsection (a) hereof, the Servicer will be entitled to be reimbursed from amounts on deposit in the Collection Account with respect to a Monthly Period (i) for amounts previously deposited in the Collection Account but later determined by the Servicer to have resulted from mistaken deposits or postings or checks returned for insufficient funds and (ii) if FEFG is not the Servicer, for amounts payable pursuant to the proviso in Section 3.15(b) and to the proviso in the second sentence of Section
8.2. The amount to be reimbursed hereunder shall be paid to the Servicer on the related Payment Date pursuant to Section 4.6(i) upon certification by the Servicer of such amounts and the provision of such information to the Trustee and the Security Insurer as may be necessary in the opinion of the Trustee and the Security Insurer to verify the accuracy of such certification. In the event that the Security Insurer has not received evidence satisfactory to it of the Servicer's entitlement to reimbursement pursuant to this Section 4.2(b), the Security Insurer shall (unless an Insurer Default shall have occurred and be continuing) give the Trustee notice to such effect, following receipt of which the Trustee shall not make a distribution to the Servicer in respect of such amount pursuant to Section 4.6, or if the Servicer prior thereto has been reimbursed pursuant to Section 4.6 or Section 4.8, the Trustee shall withhold such amounts from amounts otherwise distributable to the Servicer on the next succeeding Payment Date.

         Section 4.3. Application of Collections. For the purposes of this Agreement, all collections for a Monthly Period shall be applied by the Servicer as follows:

                 (a) With respect to each Receivable, payments by or on behalf of the Obligor thereof shall be applied first to any applicable late payment fee, second to interest accrued through the date immediately preceding the date of payment and third to unpaid principal. With respect to each Liquidated Receivable, Liquidation Proceeds shall be applied to interest and principal with respect to such Liquidated Receivable in accordance with the Actuarial Method.

                 (b) With respect to each Receivable that has become a Purchased Receivable on any Deposit Date, the Purchase Amount shall be applied to interest and principal on the Receivable in accordance with subsection (a) above as if the Purchase Amount had been paid by the Obligor on the Accounting Date. Nothing contained herein shall relieve any Obligor of any obligation relating to any Receivable.

                 (c) Notwithstanding the foregoing, all payments by or on behalf of an Obligor received with respect to any Purchased Receivable after the Accounting Date immediately preceding the Deposit Date on which the Purchase Amount was paid by the

         Servicer and all collections on Receivables, including any late fees, administrative fees or similar charges allowed by applicable law with respect to the Receivables, shall be deposited into the Collection Account and distributed in accordance with Section 4.6.

         Section 4.4. Net Deposits. Provided that no Servicer Termination Event shall have occurred and be continuing with respect to such Servicer, the Servicer may make the remittances to be made by it pursuant to Sections 4.2 and
4.5 net of amounts (which amounts may be netted prior to any such remittance for a Monthly Period) to be distributed to it pursuant to the first sentence of
Section 3.8 and Sections 4.2(b) and 4.6(i); provided, however, that the Servicer shall account for all of such amounts in the related Servicer's Certificate as if such amounts were deposited and distributed separately; and provided, further, that if an error is made by the Servicer in calculating the amount to be deposited or retained by it, with the result that an amount less than required is deposited in the Collection Account, the Servicer shall make a payment of the deficiency to the Collection Account, immediately upon becoming aware, or receiving notice from the Trustee, of such error.

         Section 4.5. Additional Deposits. On or before each Deposit Date, the Servicer shall deposit in the Collection Account the aggregate Purchase Amounts with respect to Administrative Receivables and Warranty Receivables, respectively. All such deposits of Purchase Amounts shall be made in immediately available funds. On or before each Draw Date, the Trustee shall deposit in the Collection Account any amounts delivered to the Trustee by the Collateral Agent pursuant to Section 5.1.

         Section 4.6. Distributions. On each Payment Date, the Trustee shall (based on the information contained in the Servicer's Certificate delivered on the related Determination Date) distribute the following amounts and in the following order of priority:

                 (i) first, from the Payment Amount, to the Servicer, the Servicing Fee for the related Monthly Period and any amounts specified in Section 4.2(b);

                 (ii) second, from the Payment Amount, to the Trustee, any accrued and unpaid fees and expenses of the Trustee in accordance with the Indenture; to any Custodian, Backup Servicer or Collateral Agent (including the Servicer, Issuer or Trustee if acting in any such additional capacity), any accrued and unpaid fees and expenses;

                 (iii) third, from the Amount Available, to the Note Payment Account, an amount equal to the Noteholders' Interest Payment Amount for such Payment Date;

                 (iv) fourth, from the Amount Available, to the Note Payment Account, an amount equal to the Noteholders' Principal Payment Amount for such Payment Date;

                 (v) fifth, from the Payment Amount, to the Security Insurer, to the extent of any amounts owing to the Security Insurer under the Insurance Agreement and not paid, whether or not any Seller is also obligated to pay such amounts;

                 (vi) sixth, any remaining Available Funds to the Collateral Agent for deposit in the Spread Account to be applied in accordance with the terms of the Spread Account Agreement;

                 (vii) seventh, an amount equal to the Noteholders' Excess Principal Payment Amount, if any, for such Payment Date; and

                 (viii) eighth, from the Spread Account, from amounts released under priority SEVENTH of Section 3.03(b) of the Spread Account Agreement, first, to the Note Payment Account, an amount equal to the excess of (a) the Note Balance (after giving effect to the amount paid under 4.6(iv)) over (b) the Noteholders' Percentage of the Aggregate Principal Balance as of the immediately preceding Accounting Date (after giving effect to all payments of principal on the Receivables during the related Monthly Period), and, second, any excess to the Issuer.

         Section 4.7. Trustee as Agent. The Trustee, in making distributions as provided in this Agreement, shall act solely on behalf of and as agent for the Noteholders.

         Section 4.8. Statements to Noteholders. On each Payment Date, the Trustee shall include with each distribution to each Noteholder, a statement prepared by the Servicer (which statement shall also be provided to the Security Insurer and to each Rating Agency) and based on information in the Servicer's Certificate delivered on the related Determination Date pursuant to
Section 3.9, setting forth for the Monthly Period relating to such Payment Date the following information:

                 (i)  the amount of such distribution allocable to interest;

                 (ii)  the amount of such distribution allocable to principal;

                 (iii) the amount of such distribution payable out of amounts withdrawn from the Spread Account or pursuant to a claim on the Policy and the amount remaining in the Spread Account;

                 (iv) the Note Balance (after giving effect to distributions made on such Payment Date);

                 (v) the Noteholders' Interest Carryover Shortfall, the Noteholders' Principal Carryover Shortfall and the change in such amount from the preceding statement;

                 (vi) the amount of fees and expenses paid under Section 4.6(i) and (ii) by the Trustee with respect to such Monthly Period;

                 (vii) the Note Pool Factor (after giving effect to distributions made on such Payment Date);

                 (viii) the Delinquency Ratio, Repossessed Inventory Receivables Ratio and Net Loss Ratio for such Determination Date;

                 (ix) whether any Trigger Event has occurred as of such Determination Date;

                 (x) whether any Trigger Event that may have occurred as of a prior Determination Date is Deemed Cured as of such Determination Date;

                 (xi)  whether a waiver of any Trigger Event has occurred;

                 (xii) the cumulative losses on the Receivables (net of recoveries) since the Cutoff Date; and

                 (xiii) whether to the knowledge of the Servicer an Insurance Agreement Event of Default has occurred.

Each amount set forth pursuant to subclauses (i) through (iv) above may be expressed as a dollar amount per $1,000 of original principal balance of a Note.

         Section 4.9.  [RESERVED].

         Section 4.10. Optional Deposits by the Security Insurer. The Security Insurer shall at any time, and from time to time, have the option (but shall not be required) to deliver amounts to the Trustee for any of the following purposes as specified to the Trustee: (1) to provide funds in respect of the payment of fees or expenses of any Person referenced in Section 4.6(ii), (2) as a component of Available Funds for distribution on a Payment Date in reduction of the Note Balance to the extent that but for such distribution the Note Balance would exceed the Aggregate Principal

Balance as of the related Determination Date, and (3) as a component of Available Funds for distribution on a Payment Date in respect of the Noteholders' Interest Payment Amount or Noteholders' Principal Payment Amount for such Payment Date, to the extent that without such distribution a draw would be made on the Policy on such Payment Date.


                                   ARTICLE V
                               THE SPREAD ACCOUNT

        Section 5.1. Withdrawals from Spread Account in respect of Deficiency Claim Amount.

         (a) In the event that the Servicer's Certificate with respect to any Determination Date shall state that the sum of the amount of the Available Funds deposited in the Collection Account with respect to such Determination Date is less than the sum of the amounts payable on the related Payment Date pursuant to clauses (i) through (v) of Section 4.6 for the related Payment Date (such deficiency being a "Deficiency Claim Amount") then on the Deficiency Claim Date immediately preceding such Payment Date, the Trustee shall deliver to the Collateral Agent, the Security Insurer, the Issuer and the Servicer, by hand delivery, telex or facsimile transmission, a written notice (a "Deficiency Notice") specifying the Deficiency Claim Amount for such Payment Date.

         (b) Any Deficiency Notice shall be delivered by 1:00 p.m., New York City time, on the Deficiency Claim Date immediately preceding such Payment Date (so long as the Trustee received the Servicer's Certificate no later than 10:00 a.m., New York City time, at least one Business Day prior to the Deficiency Claim Date). The Deficiency Claim Amount (to the extent of the funds available to be distributed pursuant to the Spread Account Agreement) distributed by the Collateral Agent to the Trustee pursuant to a Deficiency Notice shall be deposited by the Trustee into the Collection Account pursuant to Section 4.5.

         Section 5.2. Withdrawals from Spread Account in respect of Noteholders' Excess Principal Payment Amount or following the occurrence of an Insurer Default. So long as an Insurer Default shall not have occurred and be continuing, in the event that the Servicer's Certificate with respect to any Determination Date shall state that the next succeeding Payment Date is a Trigger Date, or in the event that the Trustee has received notice from the Security Insurer of the occurrence of an Insurance Agreement Event of Default, no later than 1:00 p.m. New York City time on the Deficiency Claim Date immediately preceding such Payment Date or following receipt of such notice (so long as the Trustee received such notice no later than 10:00 a.m., New York City time, at least one Business Day prior to the Deficiency Claim Date), as the case may be, the Trustee shall deliver to the Collateral Agent, the Placement Agent, the Security Insurer, the Issuer and the Servicer, by hand delivery, telex or facsimile transmission, a written notice (a "Trigger Notice"). Such Trigger Notice shall state that such Payment Date is a Trigger Date, and for the purpose of the Collateral Agent's calculation of the Noteholders' Excess Principal Payment Amount, shall state the Aggregate Principal Balance as of the related Determination Date and the Note Balance (after giving effect to distribution of the Noteholders' Principal Payment Amount with respect to such Payment Date). Upon receipt of the Noteholders' Excess Principal Payment Amount, the Trustee shall deposit such amount directly into the Note Payment Account.


                                   ARTICLE VI
                             SERVICER AS CUSTODIAN

         Section 6.1.  Duties of Servicer as Custodian.

         (a) Safekeeping. The Servicer, in its capacity as Custodian, shall hold (or have agents hold on behalf of the Servicer) the Applications on behalf of the Trustee. In performing its duties as Custodian hereunder, the Custodian shall act with reasonable care, exercising the degree of skill and care that the Custodian exercises with respect to similar applications and that is consistent with industry standards. The Custodian shall implement such policies and procedures in writing with respect to the handling and custody of the Applications, so that the integrity and physical possession of the Applications shall be maintained, and, in general, shall attend to all details in connection with maintaining custody of the Applications as agent of the Trustee. The Custodian shall maintain the Applications in such a manner as shall enable the Trustee to verify, if the Trustee so elects, the accuracy of the recordkeeping of the Custodian. The Custodian shall promptly report to the Trustee any failure on its part to hold the Applications and shall promptly take appropriate action to remedy any such failure.

         (b) Maintenance of and Access to Records. The Servicer (if it is the Custodian) shall maintain each Application at 500 Davis Street, Evanston, Illinois (or, in the case of any successor Servicer, at its principal place of business), or at such other office of the Servicer as shall be specified to the Trustee by 30 days' prior written notice. The Custodian shall make available to the Trustee (or, when requested in writing by the Trustee, to its attorneys or auditors) the Applications at such times during the normal operating hours as the Trustee shall reasonably instruct.

         (c) Release of Documents. Upon written instructions from the Trustee, the Custodian shall release or cause to be released any Application to the Trustee, the Trustee's agent, or the Trustee's






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designee, as the case may be, at such place or places as the Trustee may designate, as soon thereafter as is practicable. Any Application so released shall be handled by the Trustee with due care and returned to the Custodian for safekeeping as soon as the Trustee or its agent or designee, as the case may be, shall have no further need therefor. The Custodian shall not be responsible for any loss occasioned by the failure of the Trustee, its agent or its designee to return any documents or any delay in doing so.

         (d) Title to Applications. The Custodian agrees that, in respect of any Application held as custodian hereunder, the Custodian will not at any time have or in any way attempt to assert any interest in such Application, other than solely for the purpose of collecting or enforcing the related Receivable for the benefit of the Trustee and that the entire equitable interest in such Receivable and the related Application shall at all times be vested in the Trust.

         Section 6.2. Instructions; Authority to Act. The Custodian shall be deemed to have received proper instructions with respect to the Applications upon its receipt of written instructions signed by the Trustee. A certified copy of excerpts of certain resolutions of the Board of Directors of the Trustee shall constitute conclusive evidence of the authority of any signatory to act and shall be considered in full force and effect until receipt by the Custodian of written notice to the contrary given by the Trustee.

         Section 6.3. Custodian's Indemnification. The Custodian shall indemnify and hold harmless the Trustee, its officers, directors, employees and agents, the Security Insurer and the Noteholders from and against any and all liabilities, obligations, losses, compensatory damages, payments, costs or expenses (including legal fees if any) of any kind whatsoever that may be imposed on, incurred, or asserted against the Trustee, the Security Insurer or the Noteholders as the result of any act or omission by the Custodian relating to the maintenance and custody of the Applications; provided, however, that the Custodian shall not be liable hereunder to the extent, but only to the extent, that such liabilities, obligations, losses, compensatory damages, payments, costs or expenses result from the willful misfeasance, bad faith or gross negligence of the Trustee or the Security Insurer.

         Section 6.4. Effective Period and Termination. The Servicer's appointment as Custodian shall become effective as of the Cutoff Date and shall continue in full force and effect until terminated pursuant to this Section 6.4 or until this Agreement shall be terminated. The Custodian may perform its duties through one or more agents, which agents may maintain physical possession of Applications as agent for the Custodian acting as custodian but no such arrangement shall relieve the Custodian of its obligations as custodian hereunder. If FEFG shall resign as Servicer or if all of the rights and obligations of the Servicer shall have been terminated under Section 8.2, the appointment of the Custodian hereunder may be terminated by the Trustee, the Security Insurer (or, if an Insurer Default shall have occurred and be continuing either the Issuer or a Note Majority), in the same manner as the rights and obligations of the Servicer may be terminated under Section 8.2. The Trustee or the Security Insurer may terminate the Custodian hereunder at any time with cause, or with 30 days' prior notice without cause, upon written notification to the Custodian. As soon as practicable after any termination of such appointment the Custodian shall deliver, or cause to be delivered, the Applications to the Trustee, the Trustee's agent or the Trustee's designee at such place or places as the Trustee may reasonably designate.


                                  ARTICLE VII
                                    SERVICER

         Section 7.1.  Liability of Servicer; Indemnities.

         (a) The Servicer (in its capacity as such and, in the case of FEFG, without limitation of its obligations hereunder in its individual capacity) shall be liable hereunder only to the extent of the obligations in this Agreement specifically undertaken by the Servicer and the representations made by the Servicer.

         (b) Subject to the proviso in the second sentence of Section 8.2, the Servicer shall defend, indemnify and hold harmless the Issuer, the Trustee, the Backup Servicer, the Security Insurer, their respective officers, directors, agents and employees, and the Noteholders from and against any and all costs, expenses, losses, damages, claims and liabilities, including reasonable fees and expenses of counsel and expenses of litigation arising out of or resulting from the use, ownership or operation by the Servicer or any Affiliate thereof of any Financed Vehicle.

         (c) The Servicer (if FEFG is the Servicer) shall indemnify, defend and hold harmless the Issuer, the Trustee, the Backup Servicer, the Security Insurer, their respective officers, directors, agents and employees and the Noteholders from and against any taxes that may at any time be asserted against any of such parties with respect to the transactions contemplated in this Agreement, including, without limitation, any sales, gross receipts, tangible or intangible personal property, privilege or license taxes (but not including any federal or other income taxes, including franchise taxes asserted with respect to, and as of the date of, the sale of the Receivables and the Other Conveyed Property to the Issuer or the issuance and original sale of the Notes) and costs and expenses in defending against the same.

         (d) The Servicer shall indemnify, defend and hold harmless the Issuer, the Trustee, the Backup Servicer, the Security Insurer, their respective officers, directors, agents and employees and the Noteholders from and against any and all costs, expenses, losses, claims, damages, and liabilities to the extent that such cost, expense, loss, claim, damage, or liability arose out of, or was imposed upon the Issuer, the Trustee, the Backup Servicer, the Security Insurer or the Noteholders by reason of the breach of this Agreement by the Servicer, the negligence, misfeasance, or bad faith of the Servicer in the performance of its duties under this Agreement or by reason of reckless disregard of its obligations and duties under this Agreement.

         (e) Indemnification under this Article shall survive the termination of this Agreement and shall include, without limitation, reasonable fees and expenses of counsel and expenses of litigation. If the Servicer has made any indemnity payments pursuant to this Article and the recipient thereafter collects any of such amounts from others, the recipient shall promptly repay such amounts collected to the Servicer, without interest.

         (f) Notwithstanding the indemnity provisions contained in Sections 7.1(b)-(e) above, the Servicer shall not be required to indemnify the Issuer, the Trustee, the Backup Servicer, the Security Insurer or their respective officers, directors, agents or employees against any tax, costs, expenses, losses, damages, claims or liabilities to the extent the same shall be due to
(i) the misfeasance, bad faith or gross negligence of such party, or (ii) recourse for uncollectible or uncollected Receivables.

         Section 7.2. Merger or Consolidation of, or Assumption of the Obligations of the Servicer or Backup Servicer.

         (a) The Servicer (if FEFG is the Servicer) shall not merge or consolidate with any other person, convey, transfer or lease substantially all its assets as an entirety to another Person, or permit any other Person to become the successor to the Servicer's business unless, after the merger, consolidation, conveyance, transfer, lease or succession, the successor or surviving entity shall be capable of fulfilling the duties of the Servicer contained in this Agreement, and, if an Insurer Default shall have occurred and be continuing, shall be an Eligible Servicer. If FEFG is the Servicer, any corporation (i) into which the Servicer may be merged or consolidated, (ii) resulting from any merger or consolidation to which the Servicer shall be a party, (iii) which acquires by conveyance, transfer, or lease substantially all of the assets of the Servicer, or (iv) succeeding to the business of the Servicer, in any of the foregoing cases shall execute an agreement of assumption to perform every obligation of the Servicer under this Agreement and, whether or not such assumption agreement is executed, shall be the successor to the Servicer under this

Agreement without the execution or filing of any paper or any further act on the part of any of the parties to this Agreement, anything in this Agreement to the contrary notwithstanding; provided, however, that nothing contained herein shall be deemed to release the Servicer from any obligation. The Servicer shall provide notice of any merger, consolidation or succession pursuant to this Section 7.2(a) to the Issuer, the Trustee, the Noteholders, the Security Insurer and each Rating Agency. Notwithstanding the foregoing, the Servicer (if FEFG is the Servicer) shall not merge or consolidate with any other Person or permit any other Person to become a successor to the Servicer's business, unless (x) immediately after giving effect to such transaction, no representation or warranty made pursuant to Section 3.6 shall have been breached (for purposes hereof, such representations and warranties shall speak as of the date of the consummation of such transaction) and no event that, after notice or lapse of time, or both, would become an Insurance Agreement Event of Default shall have occurred and be continuing, (y) the Servicer shall have delivered to the Issuer, the Trustee and the Security Insurer an Officer's Certificate and an Opinion of Counsel each stating that such consolidation, merger or succession and such agreement of assumption comply with this Section 7.2(a) and that all conditions precedent, if any, provided for in this Agreement relating to such transaction have been complied with, and (z) the Servicer shall have delivered to the Issuer, the Trustee and the Security Insurer an Opinion of Counsel, stating in the opinion of such counsel, either
(A) all financing statements and continuation statements and amendments thereto have been executed and filed that are necessary to preserve and protect the interest of the Issuer in the Receivables and the Other Conveyed Property and reciting the details of the filings or (B) no such action shall be necessary to preserve and protect such interest.

         (b) Any corporation (i) into which the Backup Servicer may be merged or consolidated, (ii) resulting from any merger or consolidation to which the Backup Servicer shall be a party, (iii) which acquires by conveyance, transfer or lease substantially all of the assets of the Backup Servicer, or (iv) succeeding to the business of the Backup Servicer, in any of the foregoing cases shall execute an agreement of assumption to perform every obligation of the Backup Servicer under this Agreement and, whether or not such assumption agreement is executed, shall be the successor to the Backup Servicer under this Agreement without the execution or filing of any paper or any further act on the part of any of the parties to this Agreement, anything in this Agreement to the contrary notwithstanding; provided, however, that nothing contained herein shall be deemed to release the Backup Servicer from any obligation.

         Section 7.3. Limitation on Liability of Servicer, Backup Servicer and Others.

         (a) None of the Servicer, the Backup Servicer or any of the directors or officers or employees or agents of the Servicer or the Backup Servicer shall be under any liability to the Issuer or the Noteholders, except as provided in this Agreement, for any action taken or for refraining from the taking of any action pursuant to this Agreement; provided, however, that this provision shall not protect the Servicer, the Backup Servicer or any such person against any liability that would otherwise be imposed by reason of a breach of this Agreement or willful misfeasance, bad faith or negligence (or, with respect to the Servicer (if FEFG is not the Servicer) and the Backup Servicer, gross negligence) in the performance of duties; provided further that this provision shall not affect any liability to indemnify the Issuer and the Trustee for costs, taxes, expenses, claims, liabilities, losses or damages paid by the Issuer or the Trustee, each in its individual capacity. The Servicer, the Backup Servicer and any director, officer, employee or agent of the Servicer or the Backup Servicer may rely in good faith on the written advice of counsel or on any document of any kind prima facie properly executed and submitted by any Person respecting any matters arising under this Agreement.

         (b) The Backup Servicer shall not be liable for any obligation of the Servicer contained in this Agreement, and the Issuer, the Trustee, the Security Insurer and the Noteholders shall look only to the Servicer to perform such obligations.

         (c) The parties expressly acknowledge and consent to LaSalle National Bank acting in the possible dual capacity of Backup Servicer or successor Servicer and in the capacity as Trustee. LaSalle National Bank may, in such dual capacity, discharge its separate functions fully, without hindrance or regard to conflict of interest principles, duty of loyalty principles or other breach of fiduciary duties to the extent that any such conflict or breach arises from the performance by LaSalle National Bank of express duties set forth in the this Agreement in any of such capacities, all of which defenses, claims or assertions are hereby expressly waived by the other parties hereto except in the case of gross negligence and willful misconduct by LaSalle National Bank.

         Section 7.4. Delegation of Duties. The Servicer may delegate all or any portion of its servicing duties under this Agreement to the Initial Subservicer or, after providing written notification to the Rating Agencies and obtaining the prior written consent of the Security Insurer (unless an Insurer Default shall have occurred and be continuing), the Trustee, the Issuer and the Backup Servicer, to another Affiliate of FEFG. The Servicer also may at any time perform the specific duty of repossession of Financed Vehicles through sub-contractors who are in the business of servicing automotive receivables and the specific duty of tracking Financed Vehicles' insurance through subcontractors, in each case, without the consent of the Security Insurer and may perform other specific duties through such sub-contractors in accordance with Servicer's customary servicing policies and procedures, with the prior consent of the Security Insurer; provided, however, that no such delegation or sub-contracting duties by the Servicer shall relieve the Servicer of its responsibility with respect to such duties. So long as no Insurer Default shall have occurred and be continuing, the Servicer shall not appoint any subservicer hereunder (other than the Initial Subservicer) without the prior written consent of the Security Insurer, the Trustee, the Issuer and the Backup Servicer. If the Backup Servicer becomes the Servicer hereunder, such Servicer may delegate its duties to one or more subservicers; provided, however, that (i) such delegation shall not relieve the Servicer of its responsibility with respect to such duties, and (ii) so long as an Insurer Default shall not have occurred and be continuing, the appointment of any subservicer shall require the written consent of the Security Insurer, which consent shall not unreasonably be withheld.

         Section 7.5. Servicer and Backup Servicer Not to Resign. Subject to the provisions of Section 7.2, neither the Servicer nor the Backup Servicer shall resign from the obligations and duties imposed on it by this Agreement as Servicer or Backup Servicer except upon a determination that by reason of a change in legal requirements the performance of its duties under this Agreement would cause it to be in violation of such legal requirements in a manner which would have a material adverse effect on the Servicer or the Backup Servicer, as the case may be, and the Security Insurer (so long as an Insurer Default shall not have occurred and be continuing) or a Note Majority (if an Insurer Default shall have occurred and be continuing) does not elect to waive the obligations of the Servicer or the Backup Servicer, as the case may be, to perform the duties which render it legally unable to act or to delegate those duties to another Person. Any such determination permitting the resignation of the Servicer or Backup Servicer shall be evidenced by an Opinion of Counsel to such effect delivered and acceptable to the Issuer, the Trustee and the Security Insurer (unless an Insurer Default shall have occurred and be continuing). Notwithstanding the foregoing, if the Backup Servicer or the Servicer is the Trustee and the Trustee resigns or is removed pursuant to Section 6.8 of the Indenture, the Backup Servicer or the Servicer, as the case may be, may resign hereunder. No resignation of the Servicer shall become effective until, so long as no Insurer Default shall have occurred and be continuing the Backup Servicer or an entity acceptable to the Security Insurer shall have assumed the responsibilities and obligations of the Servicer or, if an Insurer Default shall have occurred and be continuing, the Backup Servicer or a successor Servicer that is an Eligible Servicer shall have assumed the responsibilities and obligations of the Servicer. No resignation of the Backup Servicer shall become effective until, so long as no Insurer Default shall have occurred and be continuing, an entity acceptable to the Security Insurer shall have assumed the responsibilities and obligations of the Backup Servicer or, if an Insurer Default shall have occurred and be continuing a Person that is an Eligible Servicer shall have assumed the responsibilities and obligations of the Backup Servicer; provided, however, that in the event a successor Backup Servicer is not appointed within 60 days after the Backup Servicer has given notice of its resignation and has provided the Opinion of Counsel required by this Section 7.5, the Backup Servicer may petition a court for its removal. The Backup Servicer may resign for any reason, provided an entity acceptable to the Security Insurer, in its sole discretion, shall have assumed the responsibilities and obligations of the Backup Servicer prior to the effectiveness of any such resignation.


                                  ARTICLE VIII
                          SERVICER TERMINATION EVENTS

         Section 8.1. Servicer Termination Event. For purposes of this Agreement, each of the following shall constitute a "Servicer Termination Event":

                 (a) Any failure by FEFG (if FEFG is the Servicer) or the Servicer to deliver to the Trustee for distribution to Noteholders any proceeds or payment required to be so delivered under the terms of this Agreement that continues unremedied for a period of two Business Days (one Business Day with respect to payment of Purchase Amounts) after written notice is received by FEFG or the Servicer from the Trustee or (unless an Insurer Default shall have occurred and be continuing) the Security Insurer or after discovery of FEFG or such failure by a Responsible Officer of FEFG or the Servicer;

                 (b) Failure by the Servicer to deliver to the Trustee, the Issuer and (so long as an Insurer Default shall not have occurred and be continuing) the Security Insurer the Servicer's Certificate by 10:00 a.m. (New York City time) on the fifth Business Day prior to the Payment Date, or failure on the part of the Servicer to observe its covenants and agreements set forth in Section 7.2(a);

                 (c) Failure on the part of FEFG or the Servicer duly to observe or perform any other covenants or agreements of the Servicer set forth in this Agreement (or, if FEFG is the Servicer, any covenant or agreement of FEFG set forth in this Agreement) (other than the breach of a covenant or agreement which constitutes a Servicer Termination Event under another subsection of this Section 8.1), which failure continues unremedied for a period of 30 days after knowledge thereof by FEFG or the Servicer or after the date on which written notice of such failure, requiring the same to be remedied, shall have been given to the Servicer by the Issuer, the Trustee or the Security Insurer (or, if an Insurer Default shall have occurred and be continuing, any Noteholder);

                 (d) The occurrence of an Insolvency Event with respect to the Servicer;

                 (e) Any representation, warranty or statement of the Servicer made in this Agreement or any certificate, report or other writing delivered pursuant hereto shall prove to be incorrect in any material respect as of the time when the same shall have been made (excluding, however, if FEFG is the Servicer, any representation or warranty set forth in Section 2.4(a)), and the incorrectness of such representation, warranty or statement has a material adverse effect on the Issuer and, within 30 days after knowledge thereof by the Servicer or after written notice thereof shall have been given to the Servicer by the Issuer, the Trustee or the Security Insurer (or, if an Insurer Default shall have occurred and be continuing, a Noteholder), the circumstances or condition in respect of which such representation, warranty or statement was incorrect shall not have been eliminated or otherwise cured;

                 (f) So long as an Insurer Default shall not have occurred and be continuing, the Security Insurer shall not have delivered a Servicer Extension Notice pursuant to Section 3.14;

                 (g) So long as an Insurer Default shall not have occurred and be continuing, (x) an Insurance Agreement Event of Default shall have occurred or (y) an insurance agreement event of default arising under another insurance and indemnity agreement between FEFG, any of FEFG's affiliates and the Security Insurer with respect to another Series shall have occurred; or

                 (h)  A claim is made under the Policy.

         Section 8.2. Consequences of a Servicer Termination Event. If a Servicer Termination Event shall occur and be continuing, the Security Insurer (or, if an Insurer Default shall have occurred and be continuing either the Trustee, (to the extent the Trustee has knowledge thereof) the Issuer or a Note Majority), by notice given in writing to the Servicer (and to the Trustee and the Issuer if given by the Security Insurer or the Noteholders) or by non-extension of the term of the Servicer as referred to in Section 3.14 may terminate all of the rights and obligations of the

Servicer under this Agreement; provided, however, that the terminated
Servicer (if FEFG is the terminated Servicer) shall remain liable for any breach of its representations, warranties and covenants described in Section 3.6(b) and for purchases of Receivables pursuant to Section 2.5. On or after the receipt by the Servicer of such written notice or upon termination of the term of the Servicer, all authority, power, obligations and responsibilities of the Servicer under this Agreement, whether with respect to the Notes, the Receivables or the Other Conveyed Property or otherwise, automatically shall pass to, be vested in and become obligations and responsibilities of the Backup Servicer (or such other successor Servicer appointed by the Controlling Party); provided, however, that the successor Servicer shall have no liability for, and shall be indemnified by the terminated Servicer, FEFG, and from the Collection Account in accordance with Section 4.2(b), from and against any and all costs, expenses, losses, damages, claims and liabilities (collectively, "Losses"), arising out of or resulting from any act, omission or breach of this Agreement of the terminated Servicer or FEFG. The successor Servicer shall have no liability to the Noteholders, the Trustee, the Security Insurer, or to any other person, for any Losses arising out of or resulting from delays of the terminated Servicer or Custodian in transmitting Receivable Files, Monthly Records or Collection Records, to the successor Servicer, or for any other Losses incurred in the Servicing transition. The successor Servicer is authorized and empowered by this Agreement to execute and deliver, on behalf of the terminated Servicer, as attorney-in-fact or otherwise, any and all documents and other instruments and to do or accomplish all other acts or things necessary or appropriate to effect the purposes of such notice of termination, whether to complete the transfer and endorsement of the Receivables and the Other Conveyed Property and related documents to show the Issuer as lienholder or secured party on the related Lien Certificates, or otherwise. The terminated Servicer agrees to cooperate with the successor Servicer in effecting the termination of the responsibilities and rights of the terminated Servicer under this Agreement, including, without limitation, the transfer to the successor Servicer for administration by it of all cash amounts that shall at the time be held by the terminated Servicer for deposit, or have been deposited by the terminated Servicer, in the Collection Account or thereafter received with respect to the Receivables and the delivery to the successor Servicer of all Receivable Files, Monthly Records and Collection Records and a computer tape in readable form as of the most recent Business Day containing all information necessary to enable the successor Servicer or a successor Servicer to service the Receivables and the Other Conveyed Property. If requested by the Controlling Party, the successor Servicer shall direct the Obligors then making payments directly to the Servicer to make all payments under the Receivables directly to the successor Servicer (in which event the successor Servicer shall process such payments in accordance with

Section 3.2(e)), or to a lockbox established by the successor Servicer at the direction of the Controlling Party, at the successor Servicer's expense. The terminated Servicer shall grant the Issuer, the Trustee, the successor Servicer and the Controlling Party reasonable access to the terminated Servicer's premises at the terminated Servicer's expense. At any time following the occurrence of (x) a Servicer Termination Event or (y) an event which permits any lender or investor to have direct access to any lock-box or P.O. box which then receives payments on the Receivables, the Servicer shall at the direction of the Security Insurer, (i) establish a new P.O. box to which such persons shall not have access and (ii) notify the Obligors to mail their payments to the new P.O. box.

         Section 8.3.  Appointment of Successor.

         (a) On and after the time the Servicer receives a notice of termination pursuant to Section 8.2, upon non- extension of the servicing term as referred to in Section 3.14, or upon the resignation of the Servicer pursuant to Section 7.5, the Backup Servicer (unless the Security Insurer shall have exercised its option pursuant to Section 8.3(b) to appoint an alternate successor Servicer) shall be the successor in all respects to the Servicer in its capacity as servicer under this Agreement and the transactions set forth or provided for in this Agreement, and shall be subject to all the rights, responsibilities, restrictions, duties, liabilities and termination provisions relating thereto placed on the Servicer by the terms and provisions of this Agreement except as otherwise stated herein. The Issuer and such successor shall take such action, consistent with this Agreement, as shall be necessary to effectuate any such succession. If a successor Servicer is acting as Servicer hereunder, it shall be subject to term-to-term servicing as referred to in Section 3.14 and to termination under Section 8.2 upon the occurrence of any Servicer Termination Event applicable to it as Servicer.

         (b) The Controlling Party may exercise at any time its right to appoint as Backup Servicer or as successor to the Servicer a Person other than the Person serving as Backup Servicer at the time, and (without limiting its obligations under the Policies) shall have no liability to the Issuer, the Trustee, any Seller, the Servicer, the Person then serving as Backup Servicer, any Noteholders or any other Person if it does so. Notwithstanding the above, if the Backup Servicer shall be legally unable or unwilling to act as Servicer, and an Insurer Default shall have occurred and be continuing, the Backup Servicer, the Trustee, a Note Majority or the Issuer may petition a court of competent jurisdiction to appoint any Eligible Servicer as the successor to the Servicer. Pending appointment pursuant to the preceding sentence, the Backup Servicer shall act as successor Servicer unless it is legally unable to do so, in which event the outgoing Servicer shall continue to act as Servicer until a successor has been appointed and accepted such appointment. Subject to Section 7.5, no provision of this Agreement shall be construed as relieving the Backup Servicer of its obligation to succeed as successor Servicer upon the termination of the Servicer pursuant to Section 8.2, the resignation of the Servicer pursuant to Section 7.5 or the non-extension of the servicing term of the Servicer, as referred to in Section
3.14. If upon the termination of the Servicer pursuant to Section 8.2 or the resignation of the Servicer pursuant to Section 7.5, the Controlling Party appoints a successor Servicer other than the Backup Servicer, the Backup Servicer shall not be relieved of its duties as Backup Servicer hereunder.

         (c) Any successor Servicer shall be entitled to such compensation (whether payable out of the Collection Account or otherwise) as the Servicer would have been entitled to under this Agreement if the Servicer had not resigned or been terminated hereunder. If any successor Servicer is appointed as a result of the Backup Servicer's refusal (in breach of the terms of this Agreement) to act as Servicer although it is legally able to do so, the Security Insurer and such successor Servicer may agree on reasonable additional compensation to be paid to such successor Servicer by the Backup Servicer, which additional compensation shall be paid by such breaching Backup Servicer in its individual capacity and solely out of its own funds. If any successor Servicer is appointed for any reason other than the Backup Servicer's refusal to act as Servicer although legally able to do so, the Security Insurer and such successor Servicer may agree on additional compensation to be paid to such successor Servicer, which additional compensation shall be payable as provided in the Spread Account Agreement and shall in no event exceed $150,000 per annum. In addition, any successor Servicer shall be entitled, as provided in the Spread Account Agreement, to reasonable transition expenses incurred in acting as successor Servicer.

         (d) No successor Servicer shall have any duty or liability with respect to any duty or liability of FEFG, as Servicer, under Section 2.5, 3.6(b) or 3.8.

         Section 8.4. Notification to Noteholders. Upon any termination of, or appointment of a successor to, the Servicer pursuant to this Article VIII, the Issuer shall give prompt written notice thereof to each Rating Agency, and the Trustee shall give prompt written notice thereof to Noteholders at their respective addresses appearing in the Note Register.

         Section 8.5. Waiver of Past Defaults. The Security Insurer or (if an Insurer Default shall have occurred and be continuing) a Note Majority may, on behalf of all Holders of Notes, waive any default by the Servicer in the performance of its obligations hereunder and its consequences; provided, however, that the

Security Insurer or Note Majority, as the case may be, may not waive any default in the full and timely payment to LaSalle National Bank as Trustee, Servicer, Backup Servicer or Collateral Agent of any fees, expenses or other amounts due to it. Upon any such waiver of a past default, such default shall cease to exist, and any Servicer Termination Event arising therefrom shall be deemed to have been remedied for every purpose of this Agreement. No such waiver shall extend to any subsequent or other default or impair any right consequent thereon. The Security Insurer (if an Insurer Default shall have occurred and be continuing) shall provide prompt written notice of any such waiver to the Issuer and the Trustee. The Trustee shall provide the Noteholders with notice of any waiver of any default by the Servicer hereunder.


                                   ARTICLE IX
                                  TERMINATION

         Section 9.1. Optional Purchase of All Receivables. On each Determination Date as of which the Note Balance is equal to or less than 10% of the original Note Balance, the Servicer shall have the option to purchase all, but not part, of the Receivables (with the consent of the Security Insurer, if a claim has previously been made under the Policy or if such purchase would result in a claim on the Policy or if such purchase would result in any amount owing and remaining unpaid under the Transaction Documents to the Security Insurer or any other Person). To exercise such option, the Servicer shall pay the aggregate Purchase Amounts for the Receivables and shall succeed to all interests in and to the Receivables; provided, however, that the amount to be paid for such purchase (as set forth in the following sentence) shall be sufficient to pay the full amount of principal and interest then due and payable on the Notes. The party exercising such option to repurchase shall deposit the aggregate Purchase Amounts for the Receivables into the Collection Account, and the Trustee shall distribute the amounts so deposited in accordance with Section 4.6.


                                   ARTICLE X
                            MISCELLANEOUS PROVISIONS

         Section 10.1. Amendment.

         (a) This Agreement may be amended by the Sellers, the Servicer and the Issuer, with the prior written consent of the Trustee, the Backup Servicer and the Security Insurer (so long as an Insurer Default shall not have occurred and be continuing) but without the consent of any of the Noteholders, (i) to cure any ambiguity, (ii) to correct or supplement any provisions in this Agreement or (iii) for the purpose of adding any provision to or changing in any manner or eliminating any provision of this

Agreement or of modifying in any manner the rights of the Noteholders; provided, however, that such action shall not, as evidenced by an Opinion of Counsel delivered to the Issuer, the Trustee and (so long as an Insurer Default shall not have occurred and is continuing) the Security Insurer, adversely affect in any material respect the interests of the Noteholders.

         (b) This Agreement may also be amended from time to time by the Sellers, the Servicer and the Issuer with the prior written consent of the Trustee, the Backup Servicer and the Security Insurer (so long as an Insurer Default shall not have occurred and be continuing) and with the consent of a Note Majority (which consent of any Holder of a Note given pursuant to this Section or pursuant to any other provision of this Agreement shall be conclusive and binding on such Holder and on all future Holders of such Note and of any Note issued upon the transfer thereof or in exchange thereof or in lieu thereof whether or not notation of such consent is made upon the Note) for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Agreement, or of modifying in any manner the rights of the Holders of Notes; provided, however, that, subject to the express rights of the Security Insurer under the Related Documents, including its rights to agree to certain modifications of the Receivables pursuant to Section 3.2 and its rights to cause the Trustee to liquidate the Collateral under the circumstances and subject to the provisions of Section
5.04 of the Indenture, no such amendment shall (a) increase or reduce in any manner the amount of, or accelerate or delay the timing of, collections of payments on Receivables or distributions required to be made on any Note or the
Note Interest Rate, (b) amend any provisions of Section 4.6 in such a manner as to affect the priority of payment of interest or principal to Noteholders, or
(c) reduce the aforesaid percentage required to consent to any such amendment or any waiver hereunder, without the consent of the Holders of all Notes then Outstanding.

         (c) Prior to the execution of any such amendment or consent, the Issuer shall furnish written notification of the substance of such amendment or consent to each Rating Agency.

         (d) Promptly after the execution of any such amendment or consent, the Issuer shall furnish written notification of the substance of such amendment or consent to the Trustee, who shall furnish prompt notification thereof to the Noteholders.

         (e) Prior to the execution of any amendment to this Agreement, the Issuer shall be entitled to receive and rely upon an Opinion of Counsel stating that the execution of such amendment is authorized or permitted by this Agreement, in addition to the Opinion of Counsel referred to in Section 10.2(i). The Issuer may, but shall not be obligated to, enter into any such amendment which affects the Issuer's own rights, duties or immunities under this Agreement or otherwise.

    Section 10.2. Protection of Title to the Receivables and Other Conveyed Property.

         (a) The Servicer shall execute and file such financing statements and cause to be executed and filed such continuation and other statements, all in such manner and in such places as may be required by law fully to preserve, maintain and protect the interest of the Issuer and the Trustee in the Receivables and Other Conveyed Property and in the proceeds thereof. The Servicer shall deliver (or cause to be delivered) to the Issuer, the Trustee and the Security Insurer file-stamped copies of, or filing receipts for, any document filed as provided above, as soon as available following such filing.

         (b) Neither the Servicer nor the Issuer shall change its name, identity or corporate structure in any manner that would, could or might make any financing statement or continuation statement filed by the Servicer in accordance with paragraph (a) above seriously misleading within the meaning of
Section 9-402(7) of the UCC, unless it shall have given the Issuer, the Trustee and the Security Insurer (so long as an Insurer Default shall not have occurred and be continuing) at least 60 days' (or, with respect to the Servicer (if FEFG is not the Servicer), 30 days') prior written notice thereof, and shall promptly file appropriate amendments to all previously filed financing statements and continuation statements.

         (c) Each of the Servicer and the Issuer shall give the Trustee and the Security Insurer at least 60 days' (or, with respect to the Servicer (if FEFG is not the Servicer), 30 days') prior written notice of any relocation of its principal executive office if, as a result of such relocation, the applicable provisions of the UCC would require the filing of any amendment of any previously filed financing or continuation statement or of any new financing statement. The Servicer shall at all times maintain each office from which it services Receivables and its principal executive office within the United States of America.

         (d) The Servicer shall maintain accounts and records as to each Receivable accurately and in sufficient detail to permit (i) the reader thereof to know at any time the status of such Receivable, including payments and recoveries made and payments owing (and the nature of each) and (ii) reconciliation between payments or recoveries on (or with respect to) each Receivable and the amounts from time to time deposited in the Collection Account in respect of such Receivable.

         (e) The Servicer shall maintain its computer systems so that, from and after the time of sale under this Agreement of the Receivables to the Issuer, the Servicer's master computer records (including any backup archives) that refer to any Receivable indicate clearly (with reference to the Issuer) that the Receivable is owned by the Issuer. Indication of the Issuer's ownership of a Receivable shall be deleted from or modified on the Servicer's computer systems when, and only when, the Receivable has been paid in full or repurchased hereunder.

         (f) If at any time the Servicer proposes to sell, grant a security interest in, or otherwise transfer any interest in automotive receivables to any prospective purchaser, lender or other transferee, the Servicer shall give to such prospective purchaser, lender or other transferee computer tapes, records or printouts (including any restored from backup archives) that, if they refer in any manner whatsoever to any Receivable, indicate clearly that such Receivable has been sold and is owned by the Issuer unless such Receivable has been paid in full or repurchased hereunder.

         (g) The Servicer shall permit the Issuer, the Trustee, the Backup Servicer, the Noteholders, the Security Insurer and their respective agents, at any time to inspect, audit and make copies of and abstracts from the Servicer's records regarding any Receivables or any other portion of the Other Conveyed Property.

         (h) The Servicer shall furnish to the Issuer, the Trustee, the Backup Servicer and the Security Insurer at any time upon request a list of all Receivables then held by Issuer, together with a reconciliation of such list to each Schedule of Receivables and to each of the Servicer's Certificates furnished before such request indicating removal of Receivables from the Issuer. Upon request, the Servicer shall furnish a copy of any list to each Seller. The Issuer shall hold any such list and each Schedule of Receivables for examination by interested parties during normal business hours at the offices of the Servicer upon reasonable notice by such Persons of their desire to conduct an examination.

         (i) The Servicer shall deliver to the Issuer, the Trustee and the Security Insurer simultaneously with the execution and delivery of this Agreement and of each amendment thereto and upon the occurrence of the events giving rise to an obligation to give notice pursuant to Section 10.2(b) or (c), an Opinion of Counsel either (a) stating that, in the opinion of such counsel, all financing statements and continuation statements have been executed and filed that are necessary fully to preserve and protect the interest of the Issuer and the Trustee in the Receivables and the Other Conveyed Property, and reciting, the details of such filings or referring to prior Opinions of Counsel in which such details are given, or (b) stating that, in the opinion of such counsel, no such action is necessary to preserve and protect such interest.

         (j) The Servicer shall deliver to the Issuer, the Trustee and the Security Insurer, on or before June 1 of each calendar year commencing in 1998, an Opinion of Counsel, either (a) stating that, in the opinion of such counsel, all financing statements and continuation statements have been executed and filed that are necessary fully to preserve and protect the interest of the Issuer and the Trustee in the Receivables and the Other Conveyed Property, and reciting the details of such filings or referring to prior Opinions of Counsel in which such details are given, or (b) stating that, in the opinion of such counsel, no action shall be necessary to preserve and protect such interest.

         Section 10.3. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Illinois without regard to the principles of conflicts of laws thereof and the obligations, rights and remedies of the parties under this Agreement shall be determined in accordance with such laws.

         Section 10.4. Severability of Provisions. If any one or more of the covenants, agreements, provisions or terms of this Agreement shall be for any reason whatsoever held invalid, then such covenants, agreements, provisions or terms shall be deemed severable from the remaining covenants, agreements, provisions or terms of this Agreement and shall in no way affect the validity or enforceability of the other provisions of this Agreement or of the Notes or the rights of the Holders thereof.

         Section 10.5. Assignment. Notwithstanding anything to the contrary contained in this Agreement, except as provided in Section 7.2 or Section 8.2 (and as provided in the provisions of the Agreement concerning the resignation of the Servicer and the Backup Servicer), this Agreement may not be assigned by any Seller or the Servicer without the prior written consent of the Issuer, the Trustee, the Backup Servicer and the Security Insurer (or, if an Insurer Default shall have occurred and be continuing, the Issuer, the Trustee and a Note Majority).

         Section 10.6. Third-Party Beneficiaries. This Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective successors and permitted assigns. The Security Insurer and its successors and assigns shall be a third-party beneficiary to the provisions of this Agreement, and shall be entitled to rely upon and directly to enforce such provisions of this Agreement so long as no Insurer Default shall have occurred and be continuing. Nothing in this Agreement, express or implied, shall give to any Person, other than the parties hereto and their successors hereunder and permitted assigns, any benefit or any legal or equitable right, remedy or claim under this Agreement. Except as expressly stated otherwise herein or in the Related Documents, any right of the Security Insurer to direct, appoint, consent to, approve of, or take any action under this Agreement, shall be a right exercised by the Security Insurer in its sole and absolute discretion.

         Section 10.7. Disclaimer by Security Insurer. The Security Insurer may disclaim any of its rights and powers under this Agreement (but not its duties and obligations under the Policy) upon delivery of a written notice to the Issuer and the Trustee.

         Section 10.8. Counterparts. For the purpose of facilitating its execution and for other purposes, this Agreement may be executed simultaneously in any number of counterparts, each of which counterparts shall be deemed to be an original, and all of which counterparts shall constitute but one and the same instrument.

         Section 10.9. Notices. All demands, notices and communications under this Agreement shall be in writing, personally delivered or mailed by certified mail-return receipt requested, and shall be deemed to have been duly given upon receipt (a) in the case of any Seller or the Servicer, at the following address: 500 Davis Street, Suite 1005, Evanston, Illinois 60201, Attention:
Jan W. Erfert, Telecopy No.: (847) 866-8822, with a copy to: Rudnick & Wolfe, 203 North LaSalle Street, Chicago, Illinois 60601-1239, Attention: Hal M. Brown, Telecopy No.: (312) 236-7516, (b) in the case of the Issuer, at the following address: 42-C Read's Way, New Castle, Delaware 19720, with a copy to: Rudnick & Wolfe, 203 North LaSalle Street, Chicago, Illinois 60601-1239,
Attention: Hal M. Brown, Telecopy No.: (312) 236-7516, (c) in the case of the Trustee and, for so long as the Trustee is the Backup Servicer or the Collateral Agent, at the following address: 135 South LaSalle Street, Suite 1740, Chicago, Illinois 60674-4105 , Attention: ABS Trust Services - First Enterprise 1997-C, Telecopy No.: (312) 904-2084, (d) in the case of each Rating Agency, at the following address: 99 Church Street, New York, New York 10007,
Attention: ABS Monitoring Department (for Moody's) and 26 Broadway, New York, New York 10004 (for Standard & Poor's), Attention: Asset-Backed Surveillance, and (e) in the case of the Security Insurer, at the following address: 350 Park Avenue, New York, New York 10022, Attention: Surveillance Department, Telex
No.:  (212) 688-3103, Confirmation:  (212) 826-0100, Telecopy Nos.:  (212)
339-3518, (212) 339-3529 (in each case in which notice or other communication to Financial Security refers to an Event of Default, a claim on the Policy or with respect to which failure on the part of Financial Security to respond shall be deemed to constitute consent or acceptance, then a copy of such notice or other communication should also be sent to the attention of the General Counsel and the Head-Financial Guaranty Group "URGENT MATERIAL ENCLOSED"), or at such other address as shall be designated by any such party in a written notice to the other parties. Any notice required or permitted to be mailed to a Noteholder shall be given by first class mail, postage prepaid, at the address of such Noteholder as shown in the Note Register (as the case may be), and any notice so mailed within the time prescribed in this Agreement shall be conclusively presumed to have been duly given, whether or not the Noteholder receives such notice. Notwithstanding any provision hereof to the contrary, a copy of each notice required to be provided hereunder shall be provided to each of the Rating Agencies.

         IN WITNESS WHEREOF, the Issuer, each Seller, the Servicer, the Initial Subservicer and the Backup Servicer have caused this Sale and Servicing Agreement to be duly executed by their respective officers as of the day and year first above written.


                                        FIRST ENTERPRISE SECURITIZATION CO. II,
                                        as Issuer


                                        By: /s/ Jan W. Erfert
                                           ------------------------------------
                                           Name:  Jan W. Erfert
                                           Title: Vice President


                                        FIRST ENTERPRISE FINANCIAL GROUP, INC.,
                                        individually and as Servicer



                                         By: /s/ Paul Stinneford
                                            -----------------------------------
                                            Name:  Paul Stinneford
                                            Title: Vice President



                                         FIRST ENTERPRISE ACCEPTANCE COMPANY



                                         By: /s/ Jan W. Erfert
                                           ------------------------------------
                                            Name:  Jan W. Erfert
                                            Title: Vice President



                                         LASALLE NATIONAL BANK, as
                                         Backup Servicer


                                         By: /s/ Shashnk Mishra
                                            -----------------------------------
                                             Name:  Shashank Mishra
                                             Title: First Vice President

Acknowledged and Accepted:

LASALLE NATIONAL BANK,
not in its individual capacity but as Trustee


By: /s/ Shashank Mishra
   ---------------------------------------------
Name:   Shashank Mishra
Title:  First Vice President

                                                                       Exhibit A


                                   ASSIGNMENT

         For value received, in accordance with the Sale and Servicing Agreement dated as of August 1, 1997 (the "Sale and Servicing Agreement"), among the undersigned, First Enterprise Securitization Co. II (the "Issuer") and the other parties thereto the undersigned does hereby sell, transfer, assign and otherwise convey unto the Issuer, without recourse (subject to the obligations in the Sale and Servicing Agreement), (1) all right, title and interest of the undersigned in and to the Receivables listed in the Schedule of Receivables delivered by the undersigned, all monies received thereunder after the Cutoff Date and all Liquidation Proceeds and recoveries received with respect to such Receivables; and (2)(i) all right, title and interest of the undersigned in and to the security interests in the Financed Vehicles granted by Obligors pursuant to the Receivables and any other interest of the undersigned in such Financed Vehicles, including, without limitation, the certificates of title with respect to such Financed Vehicles; (ii) all right, title and interest of the undersigned in and to any proceeds from claims on any repossession loss, physical damage, credit life and credit accident and health insurance policies covering such Financed Vehicles or the Obligors; (iii) all right, title and interest of the undersigned in and to refunds for the costs of service contracts with respect to such Financed Vehicles, refunds of unearned premiums with respect to credit life and credit accident and health insurance policies covering an Obligor or Financed Vehicle or his or her obligations with respect to a Financed Vehicle and any recourse to Dealers for any of the foregoing; (iv) all right, title and interest of the undersigned under the Dealer Agreements and Dealer Assignments as the same may relate to the Receivables; (v) the Receivable File related to each Receivable; (vi) all right, title and interest of the undersigned in all funds on deposit in the Trust Accounts, and all investments and proceeds thereof (including all income therein); and (vii) the proceeds of any and all of the foregoing. The foregoing sale does not constitute and is not intended to result in any assumption by the Issuer of any obligation of the undersigned to the Obligors, insurers or any other person in connection with the Receivables, the Receivable Files, any insurance policies or any agreement or instrument relating to any of them.

         This Assignment is made pursuant to and upon the representations, warranties and agreements on the part of the undersigned contained in the Sale and Servicing Agreement and is to be governed by the Sale and Servicing Agreement.

         Capitalized terms used herein and not otherwise defined shall have the meanings assigned to them in the Sale and Servicing Agreement.

         This Assignment shall be governed by and construed in accordance with the internal laws of the State of Illinois.

         IN WITNESS WHEREOF, the undersigned has caused this Assignment to be duly executed as of August 28, 1997.


                                        [FIRST ENTERPRISE FINANCIAL GROUP, INC.]

                                        [FIRST ENTERPRISE ACCEPTANCE COMPANY]



                                        By:____________________________________

                                        Name:__________________________________

                                        Title:_________________________________

                                                            Exhibit B

                           SERVICER'S CERTIFICATE

                    FIRST ENTERPRISE SECURITIZATION CO. II
            6.485% FIXED RATE AUTOMOBILE LOAN NOTES, SERIES 1997-C
                             SERVICER'S CERTIFICATE

1. MONTHLY PERIOD COLLATERAL BALANCE:


          Original Collateral Balance                                                                    $0.00
          Original Note Balance                                                                          $0.00
          Note Interest Rate                                                                             6.485%

          Weighted Average-Original Term of Outstanding Loans                                              0.0
          Weighted Average-Remaining Term of Outstanding Loans                                             0.0
          Weighted Average APR of Outstanding Loans                                                       0.00%

          A. Beginning of Period Aggregate Principal Balance                                             $0 00
          B. End Of Period Aggregate Principal Balance                                                   $0.00
          C. Change in Aggregate Principal Balance                                                       $0.00
          D. Monthly Period Principal Collections including Prepayments                                  $0.00
          E. Monthly Period Liquidated Receivables                                                       $0.00
          F. Other Period Aggregate Principal Changes

             (1) Warranty Receivables (not included in Liquidated Receivables - Section VII.)            $0.00
             (2) Administrative Receivables (not included in Liquidated Receivables - Section VII.)      $0.00
             (3) Cram Down Losses (not included in Liquidated Receivables - Section VII. )               $0.00

          G. Reconciliation of Period Change to Collections, Liquidations and Other                      $0.00


II  MONTHLY PERIOD NOTE BALANCE:

         A. Beginning of Period Note Balance                                                             $0.00
         B. Noteholders' Monthly Principal Payment Amount                                                $0.00
         C. Noteholders' Principal Carryover Shortfall                  (Noteholders' Percentage)        $0.00
         D. Noteholders' Excess Principal Payment Amount                                                 $0.00
         E. Note Balance Reduction Amount                                                                $0.00
         F. End of Period Note Balance                                              0.00%                 0.00%
         G. Note Pool Factor                                                                         0.0000000

III. RECONCILIATION OF COLLECTION ACCOUNT:

        A. Available Funds:

            (1) Collected Funds:
                a. Interest Collections                                                                   0.00%
                b. Principal Collections                                            0.00%
                c. Administrative Fees, Late Fees and Miscellaneous Income          0.00%
                d. Liquidation Proceeds                                             0.00%
                e. Contributions from Servicer-Liquidated Receivables               0.00%
                Total Collected Funds during Monthly Period                                               0.00%

            (2) Amounts Deposited in the Collection Account in respect of Purchased                       0.00%



                                                                      Exhibit C



                        LOCAL COLLECTION ACCOUNT BANKS

                      FIRST ENTERPRISE ACCEPTANCE COMPANY
                            BANK ACCOUNT INFORMATION
                                    06/01/97



BRANCH/LOCATION                     ACCOUNT #        ROUTING #
---------------                    -----------      -----------

100 Enterprise, AL                  032-0105-8       062102441
Community Bank & Trust
P. O. Box 620309
Fort Rucker, AL 36362-0309
(334) 598-2401


101 Enterprise, AL                  032-0106-6       062102441
Community Bank & Trust
P. O. Box 620309
Fort Rucker, AL 36362-0309
(334) 598-2401


102 Mobile, AL                      699-4690-4       062000080
Southtrust Bank of Mobile
P. O. Drawer 1508
Mobile, AL 36633
(334) 431-9241


103 Ft. Walton Beach, FL              00080020       063205664
First City Bank
P. O. Box 2977
Ft. Walton Beach, FL 32549-2977
(904) 244-5151


104 Columbus, GA                       2500590       061100606
Columbus Bank & Trust
P. O. Box 120
Columbus, GA 31902-0120
(706) 649-2311



105 Pensacola, FL                     3019684509       063210112
Amsouth Bank of Florida
P. O. Box 12790
Pensacola, FL 32575
(904) 444-1063


106 Charleston, SC                     685151901       053200666
National Bank of SC
P. O. Box 62319
N. Charleston, SC 29402
(803) 569-5529



107 Orange Park, FL                  67821220         063009569
Southtrust Bank of Jacksonville
P. O. Box 7219
Jacksonville, FL 32238-0219
(904) 798-6917


108 Tallahassee, FL                  2090000440377    63000021
First Union Nat'l of FL
1953 Thomasville Rd
Tallahassee, FL
1-800-735-1012


109 Panama City, FL                  0459900002718    063206090
Sun Bank of West Florida
511 W. 23rd Street
Panama City, FL 32405
(904) 872-6067


110 Chattanooga, TN                  004387031        061300367
First Tennessee Bank
4430 Hwy N. 58
Chattanooga, TN 37416
(615) 757-4011


111 Montgomery, AL                   0200456616       062005690
First Alabama Bank
P.O. Box 511
Montgomery, AL 36134-0511
(205) 832-8011


112 Knoxville, TN                    4437705          064207195
First Tennessee Bank
1815 Downtown W. Blvd
Knoxville, TN 37919
(615) 471-5410


113 Greenville, SC                   2521677201       053200666
National Bank of S.C.
500 Haywood Rd.
Greenville, SC 29605
(864) 234-3400

114 Gulfport, MS                     8069697          065501353
Merchant Bank & Trust Company
P. O. Box 1420
Gulfport, MS 39502
(601) 864-7332



115 Huntsville, AL                   0401380141               062005690
First Alabama Bank
P. O. Box 680
Huntsville, AL 35816
(205) 535-0271


118 Birmingham, AL                   60035882                 062000080
SouthTrust Bank
P. O. Box 2554
Birmingham, AL 35290
(205) 978-3940


117 Charlotte, SC                    5119808148               053101121
BB&T
157 N. Trade St
Matthews, NC 28105
(704) 845-9695

118 Johnson City, TN                 0131342                  064200749
Hamilton Bank
207 Mockingbird Lane
Johnson City, TN 37601
(615) 461-1107

119 Jacksonville, FL                 2090001201476            540305252
First Union Bank
3650 Phillips Hwy
Jacksonville, FL 32207
(904) 367-5271


120 Tupelo, MS                       0900301140               084201294
The Peoples Bank & Trust Company
P. O. Box 709
Tupelo, MS 38802
(601) 680-1001


121 Aiken, SC                        0508008602               253271822
Security Federal
P. O. Box 810
Aiken, SC 29802
(803) 641-3052


122 Jackson, MS                    1004289563         065300279
Trustmark National Bank
P. O. Box 291
Jackson, MS 39205-0291
(601) 961-6071
1-800-844-2000, Ext 6071


123 Memphis,TN                      130065250         084000026
First Tennessee Bank
3180 S. Perkins
Memphis, TN 38118
(901) 543-4778


124 Meridian, MS                    8702258341        065300279
Trustmark National Bank
P. O. Box 5778
Merididan, MS 39301
(601) 693-9798


125, Murfreesboro, TN               1074830           064108249
First Tennessee Bank
Box 639
Murfreesboro, TN 37133-0639
(615) 893-7210


126, Anderson SC                    1156038215        253271851
Perpetual Bank
907 N. Main
Anderson, SC 29621
(864) 225-0241


127, Orangeburg, SC                 850056581         053200983
First National Bank
P. O. Box 1287
Orangeburg, SC 29116-1287


128, Roanoke, VA                    9540209872        051006778
Signet Bank
4340 Inns Lake
Glen Allen, VA 23060
1 800 955 1500





129, Orlando, FL                    0675925161827    063102152
SunTrust Bank
P. O. Box 628096
Orlando, FL 32897-0675
(407) 237-5505


130, Jackson, TN                    9000062421       084300593
First American National Bank
423 N. Parkway
Jackson, TN 38305
(901) 661-6860


131 Macon, GA                       3250413566       061000052
Nations Bank
Vineville Branch
4040 Vineville Ave.
Macon, GA 31210
(912) 744-6932


132, Virginia Bch, VA               51122995         051407160
First Virginia
5289 East Princess Ann Rd
Virginia Bch, VA 23462
(757) 628-6840


133, Albany, GA                     6006135500       061213357
Suntrust Bank
P.O. Box 1247
Albany, GA 31703
(912) 430 5435


134, Lakeland, FL                   0524008010005    063105269
Suntrust Bank
P. O. Box 97
Auburndale FL 33823-0097
(941) 284-4602


135, Gainsville, FL                 60726847         063110050
Southtrust Bank
1717 N.W. 13th St.
Gainsville, FL 32609
(352) 373-3501






136, Florence, AL                    03095603           062205791
Bank Independent
863 Coxcreek Pkwy
Florence, AL 35630
(205) 386-5111


137 Anniston, AL
Amsouth Bank                         02889390           062000019
804 Quinard Dr.
P.O. Box 3289
Oxford, AL 36203
(205) 835-4600

138, West Columbia, SC               080041097901       053906041
First Citizens Bank
2830 Sunset Blvd
West Columbia, SC 29169
(803) 733-1462


139, Durham, NC                      0001283473         053100465
Central Carolina Bank
4003 Fayetteville Rd.
Durham, NC 27713
(919) 683-7787


140, Hattisburg, MS                  7505431846         065301100
Deposit Guaranty National Bank
P.O. Box 18008
Hattisburg, MS 394004-8008
(601) 261-6700


141, Clearwater, FL                   60106997          063109430
Southtrust Bank
10675 66th St. N.
Pinellas Park, FL 33782
(813) 545-0645


143, Bradenton FL                     1046681           063113727
American Bank
4702 Cortez Rd. West
Bradenton, FL 34210
(941) 795-3050





144, Jacksonville East FL          2172608859         063000047
Barnett Bank
11140 Beach Blvd
Jacksonville, FL 32246
(904) 978-0070
1-800-628-5677


145, Dothan, AL                     61011846           062000080
Southtrust Bank
2999 Rossclark Cir
Dothan, AL 36301
(334) 793-0700

                                   SCHEDULE A

                            SCHEDULE OF RECEIVABLES


                       On file with LaSalle National Bank

                                   SCHEDULE B



                 REPRESENTATIONS AND WARRANTIES OF THE SERVICER

                 1. Origination Date. Each Receivable shall have an origination date on or after August 19, 1994.

                 2. Maturity of Receivables. Each Receivable shall have an original maturity of not more than 60 months; the weighted average original maturity of the Receivables is 44.22 months as of the Cutoff Date; the remaining maturity of each Receivable was 53 months or less as of the Cutoff Date; the weighted average remaining maturity of the Receivables was 40.72 months as of the Cutoff Date.

                 3. Characteristics of Receivables. (A) Each Receivable (1) has been originated in the United States of America by a Dealer for the retail sale of a Financed Vehicle in the ordinary course of such Dealer's business (a) in accordance with the applicable Seller's credit approval guidelines and such Dealer had all necessary licenses and permits to originate Receivables in the state where such Dealer was located, was fully and properly executed by the parties thereto, was purchased by the applicable Sellers from such Dealer under an existing Dealer Agreement or pursuant to a Dealer Assignment with such Seller and was validly assigned to such Seller pursuant to a Dealer Assignment or (b) and has been acquired from an Other Company,, (2) has created a valid, subsisting, and enforceable first priority security interest in favor of the applicable Sellers in the Financed Vehicle, which in turn will assign such security interest to the Issuer pursuant to the Sale and Servicing Agreement which in turn will assign such security interest to the Trustee for the benefit of the Noteholders pursuant to the Indenture, (3) contains customary and enforceable provisions such that the rights and remedies of the holder or assignee thereof shall be adequate for realization against the collateral of the benefits of the security, (4) provides for level monthly (or, in some cases, more frequent) payments that fully amortize the Amount Financed over the original term (except for the last payment, which may be smaller than the level payment) and yield interest at the Annual Percentage Rate, (5) has an Annual Percentage Rate of not less than 16% and not more than 34%, (6) provides for, in the event that such contract is prepaid, a prepayment that fully pays the Principal Balance at the Annual Percentage Rate and (7) is a Receivable under which the portion of the payment allocable to interest and the portion allocable to principal is determined in accordance with the Actuarial Method only in North Carolina and in accordance with "Rule of 78s" in all other states and (B) 100% of the aggregate Principal Balance of the Receivables represents financing of Motor Vehicles and related products; as of the Cutoff Date no Receivable shall have a payment that is more than 29 days overdue; and each Receivable shall have a final scheduled payment due no later than January 31, 2002.

                 4. Principal Balance. Each Receivable shall have an outstanding principal balance as of the Cutoff Date of not less than $800.33 and not more than $16,266.89.

                 5. Characteristics of Obligors. Each Obligor is a resident of the United States of America and, as of the Cutoff Date, no Obligor on any Receivable (A) was the subject of any federal, state or other bankruptcy, insolvency or similar proceeding pending on the date of application that is not discharged, (B) was currently the subject of a judgment in favor of any Seller, (C) had its related Financed Vehicle repossessed (or subject to repossession) or (D) had its related Receivable rewritten.

                 6. Origination of Receivables. (A) Based on the location of the originating Dealer and the Aggregate Principal Balances as of the Cutoff Date, approximately 20.07% of the Receivables were originated in Florida, approximately 7.36% of the Receivables were originated in Georgia, approximately 6.98% of the Receivables were originated in North Carolina, approximately 8.80% of the Receivables were originated in South Carolina, approximately 9.18% of the Receivables were originated in Virginia, approximately 16.22% of the Receivables were originated in Mississippi, approximately 7.89% of the Receivables were originated in Tennessee and approximately 23.52% of the Receivables were originated in Alabama and (B) each Receivable was originated in the United States.

                 7.  [RESERVED]

                 8. Location of Receivable Files. A complete Receivable File with respect to each Receivable containing (A) a fully executed original of the Receivable, (B) the original executed credit application, or a copy thereof and (C) the original Lien Certificate or application therefor, each in a form satisfactory to the Trustee, will be delivered to the Trustee on or prior to the Closing Date.

                 9. Schedule of Receivables. The information with respect to the Receivables set forth in each Schedule of Receivables has been produced from the Electronic Ledger and is true and correct as of the close of business on the Cutoff Date.

                 10. Adverse Selection. No selection procedures having an adverse effect on the Noteholders have been utilized in selecting the Receivables from those receivables owned by the Sellers which met the selection criteria contained in this Agreement.

                 11. Compliance with Law. None of the Receivables, the sale of the related Financed Vehicle, the sale of any physical damage, credit life and credit accident and health insurance nor any service contracts, at the time the related Receivable was originated or made, contravened in any material respect, and, at the execution of this Agreement contravenes in any material respect, with any requirements of applicable federal, state and local laws, and regulations thereunder including, without limitation, usury laws, the Federal Truth-in-Lending Act, the Equal Credit Opportunity Act, the Fair Credit Reporting Act, the Fair Debt Collection Practices Act, the Federal Trade Commission Act, the Magnuson-Moss Warranty Act, the Federal Reserve Board's Regulations B and Z, the Soldiers' and Sailors' Civil Relief Act of 1940, each applicable state Motor Vehicle Retail Installment Sales Act, and state adaptations of the National Consumer Act and of the Uniform Consumer Credit Code, and other consumer credit laws and equal credit opportunity and disclosure laws.

                 12. No Government Obligor. None of the Receivables is due from the United States of America or any state or from any agency, department, or instrumentality of the United States of America or any state.

                 13. Security Interest in Financed Vehicle. Immediately prior to the sale, assignment, and transfer thereof, each Receivable shall be secured by a validly perfected first priority security interest in the related Financed Vehicle in favor of the applicable Seller as secured party, and such security interest is prior to all other liens upon and security interests in such Financed Vehicle which now exist or may hereafter arise or be created (except, as to priority, for any tax liens or mechanics' liens which may arise after the Closing Date). In connection with the assignment thereof by the applicable Seller to the Issuer and then by the Issuer to the Trustee, no filing or other action is necessitated under the UCC or any titling statute or act to continue the first priority perfected status of the security interest in the Financed Vehicle against creditors of and transferees from the original Obligor.

                 14. Receivables in Force. No Receivable has been satisfied, subordinated or rescinded, nor has any Financed Vehicle been released from the lien granted by the related Receivable in whole or in part.

                 15.  No Waiver.  No provision of a Receivable has been waived.

                 16. No Amendments. No Receivable has been amended, altered or modified, except as such Receivable may have been amended to grant deferments which shall not have exceeded (a) two one-month periods within any calendar year or (b) five deferments over the life of the Receivable. No Receivable has been modified as a result of application of the Soldiers' and Sailors' Civil Relief Act of 1940, as amended. Copies of all amendments, alterations and modifications are contained in the related Receivable File.

                 17. No Defenses. As of the Closing Date, no right of rescission, setoff, counterclaim or defense exists (other than defenses existing under the Federal Trade Commission's "Holder-in-Due-Course" rule) or has been asserted or threatened with respect to any Receivable. The operation of the terms of any Receivable or the exercise of any right thereunder will not render such Receivable unenforceable in whole or in part or subject to any such right of rescission, setoff, counterclaim, or defense (other than defenses available under the Federal Trade Commission's "Holder-in-Due-Course" rule).

                 18. No Liens. As of the Cutoff Date, there are no liens or claims existing or which have been filed for work, labor, storage or materials relating to a Financed Vehicle that shall be liens prior to, or equal or coordinate with, the security interest in the Financed Vehicle granted by the Receivable.

                 19. No Fraud or Misrepresentation. Each Receivable was originated by a Dealer without fraud or misrepresentation on the part of such Dealer and was sold by the Dealer or an Other Company to the applicable Seller without fraud or misrepresentation on the part of such Dealer or Other Company.

                 20. Receivables Not Assumable. No Receivable is assumable by another Person in a manner which would release the Obligor thereof from such Obligor's obligations to the applicable Seller with respect to such Receivable.

                 21. No Impairment. No Seller has done anything to convey any right to any Person that would result in such Person having a right to payments due under a Receivable or otherwise to impair the rights of the Issuer, the Trustee, the Security Insurer or the Noteholders in any Receivable or the proceeds thereof.

                 22. No Default; Repossession. Except for payment delinquencies continuing for a period of not more than twenty-nine days as of the Cutoff Date, no default, breach, violation or event permitting acceleration under the terms of any Receivable has occurred; no continuing condition that with notice or the lapse of time would constitute a default, breach, violation, or event permitting acceleration under the terms of any Receivable has arisen; neither the Servicer nor any Seller shall waive, or has waived, any of the foregoing; and no Financed Vehicle shall have been repossessed as of the Cutoff Date.

                 23. Insurance; Other. The Servicer, in accordance with its customary procedures, has determined (A) that each Obligor, at the time of origination, had obtained insurance covering the Financed Vehicle as of the execution of the Receivable insuring against loss and damage due to fire, theft, transportation, collision and other risks generally covered by comprehensive and collision coverage (i) in an amount at least equal to the lesser of (x) its maximum insurable value or (y) the principal amount due from the Obligor under the related Receivable and (ii) naming the applicable Seller as loss payee, (B) each Receivable that finances the cost of premiums for credit life and credit accident or health insurance is covered by an insurance policy and certificate of insurance naming the applicable Seller as policyholder (creditor) under each such insurance policy and certificate of insurance, and (C) as to each Receivable that finances the cost of a service contract, the respective Financed Vehicle which secures the Receivable is or was covered by a service contract.

                 24. Title. It is the intention of each Seller that the transfer and assignment herein contemplated constitute a sale of the Receivables from such Seller to the Issuer and that the beneficial interest in and title to such Receivables not be part of such Seller's estate in the event of the filing of a bankruptcy petition by or against such Seller under any bankruptcy law. No Receivable has been sold, transferred, assigned, or pledged by any Seller to any Person other than the Issuer or any such pledge has been released on or prior to the Closing Date. Immediately prior to the transfer and assignment herein contemplated, the applicable Seller had good and marketable title to each Receivable, and was the sole owner thereof, free and clear of all liens, claims, encumbrances, security interests, and rights of others (except those released on the Closing Date) and, immediately upon the transfer thereof, the Issuer shall have good and marketable title to each such Receivable, and will be the sole owner thereof, free and clear of all liens, encumbrances, security interests, and rights of others, and the transfer has been perfected under the UCC. No Dealer or Other Company has a participation in, or other right to receive, proceeds of any

         Receivable. No Seller has taken any action to convey any right to any Person that would result in such Person having a right to payments received under the related Insurance Policies or the related Dealer Agreements or Dealer Assignments or to payments due under such Receivables.

                25. Marking of Receivables. On or prior to the Closing Date, each Seller will have caused the portions of the Electronic Ledger relating to the Receivables to be clearly and unambiguously marked to show that the Receivables have been sold by such Seller to the Issuer in accordance with the terms of this Agreement and assigned by the Issuer to the Trustee for the benefit of the Noteholders in accordance with the terms of the Indenture.

                26. Computer Tape. The Computer Tape made available by the Sellers to the Issuer on or prior to the Closing Date was complete and accurate in all material respects as of the Cutoff Date and includes a description of the same Receivables that are described in each Schedule of Receivables.

                27. Lawful Assignment. No Receivable has been originated in, or is subject to the laws of, any jurisdiction under which the sale, transfer, and assignment of such Receivable under this Agreement shall be unlawful, void, or voidable. No Seller has entered into any agreement with any account debtor that prohibits, restricts or conditions the assignment of any portion of the Receivables.

                28. All Filings Made. All filings (including, without limitation, UCC filings) necessary in any jurisdiction to give the Issuer a first priority perfected ownership interest, and the Trustee a first priority security interest, in the Receivables and the Other Conveyed Property have been made.

                29. One Original. There is only one original executed copy of each Receivable.

                30. Chattel Paper. Each Receivable constitutes "chattel paper" under the UCC.

                31. Valid and Binding Obligation of Obligor. Each Receivable is the legal, valid and binding obligation of the Obligor thereunder and is enforceable in accordance with its terms, except only as such enforcement may be limited by bankruptcy, insolvency or similar laws affecting the enforcement of creditors' rights generally; all parties to such contract had full legal capacity to execute and deliver such contract and all other documents related thereto and to grant the security interest purported to be granted thereby;

         and the terms of such Receivable have not been waived or modified in any respect.

                 32. Tax Liens. As of the Cutoff Date, there is no lien against any Financed Vehicle for delinquent taxes.

                 33. Title Documents. (A) If any Financed Vehicle was originated in a state in which notation of security interest on the title document is required or permitted to perfect such security interest, the title document for such Financed Vehicle shows, or if a new or replacement title document is being applied for with respect to such Financed Vehicle the title document will be received within 180 days and will show, the applicable Seller named as the original secured party under the related Receivables as the holder of a first priority security interest in such Financed Vehicle, and (B) if any Financed Vehicle was originated in a state in which the filing of a financing statement under the UCC is required to perfect a security interest in motor vehicles, such filings or recordings have been duly made and show the applicable Seller named as the original secured party under the related Receivable, and in either case, no further action is required under the UCC or any titling statute or act to continue the perfected status of the first priority security interest in the Financed Vehicle against creditors of and transferees from the original Obligor. With respect to each Receivable for which the title document has not yet been returned from the Registrar of Titles, the applicable Seller has received written evidence from the related Dealer that such title document showing such Seller as first lienholder has been applied for.

                                   SCHEDULE C

                       SERVICING POLICIES AND PROCEDURES